Exhibit 4.4

SALE AND SERVICING AGREEMENT

dated as of                         , 20

by and among

[NOVASTAR MORTGAGE FUNDING CORPORATION]

[NOVASTAR CERTIFICATES FINANCING LLC],

as Depositor,

NOVASTAR MORTGAGE INC.,

as Sponsor and Servicer,

NOVASTAR MORTGAGE FUNDING TRUST 200  -  ,

as Issuing Entity,

and

                                    ,

as Indenture Trustee

TABLE OF CONTENTS

		Page
	ARTICLE I
	DEFINITIONS

Section 1.01.	Certain Defined Terms	1
Section 1.02.	Provisions of General Application	2

	ARTICLE II
	SALE AND CONVEYANCE OF THE MORTGAGE LOANS

Section 2.01.	Purchase and Sale of Mortgage Loans; Deposit of Derivatives	2
Section 2.02.	Reserved	3
Section 2.03.	Purchase Price	3
Section 2.04.	Possession of Mortgage Files; Access to Mortgage Files	3
Section 2.05.	Delivery of Mortgage Loan Documents	3
Section 2.06.	Acceptance of the Trust Estate; Certain Substitutions; Certification by the Indenture Trustee	6
Section 2.07.	Grant of Security Interest	8
Section 2.08.	Further Action Evidencing Assignments	9
Section 2.09.	Assignment of Agreement	9

	ARTICLE III
	REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01.	Representations, Warranties and Covenants of the Servicer	10
Section 3.02.	Representations, Warranties and Covenants of the Sponsor	11
Section 3.03.	[Reserved]	13
Section 3.04.	Representations, Warranties and Covenants of the Indenture Trustee	13
Section 3.05.	Depositor Representations and Warranties	14

	ARTICLE IV
	THE MORTGAGE LOANS

Section 4.01.	Representations and Warranties Concerning the Mortgage Loans	15

	ARTICLE V
	ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 5.01.	The Servicer	30
Section 5.02.	Subservicing Agreements Between Servicer and Subservicers	32
Section 5.03.	Successor Subservicers	33
Section 5.04.	Liability of the Servicer	33
Section 5.05.	Assumption or Termination of Subservicing Agreements by the Indenture Trustee	33

i

	ARTICLE VIII
	DEFAULT

Section 8.01.	Servicing Default	57
Section 8.02.	Indenture Trustee to Act: Appointment of Successor	59
Section 8.03.	Waiver of Defaults	62

	ARTICLE IX
	TERMINATION

Section 9.01.	Termination	62
Section 9.02.	Additional Termination Requirements	63
Section 9.03.	Accounting Upon Termination of Servicer	63
Section 9.04.	[Reserved]	64

	ARTICLE X
	[RESERVED]

	ARTICLE XI
	MISCELLANEOUS PROVISIONS

Section 11.01.	Limitation on Liability	64
Section 11.02.	Acts of Noteholders	65
Section 11.03.	Amendment	65
Section 11.04.	Recordation of Agreement	66
Section 11.05.	Duration of Agreement	66
Section 11.06.	Notices	66
Section 11.07.	Severability of Provisions	67
Section 11.08.	No Partnership	67
Section 11.09.	Counterparts	67
Section 11.10.	Successors and Assigns	67
Section 11.11.	Headings	67
Section 11.12.	No Petition	67
Section 11.13.	Third Party Beneficiary	67
Section 11.14.	Intent of the Parties	67
Section 11.15.	GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	68

Schedule I	Mortgage Loan Schedule
Appendix I	Defined Terms

EXHIBITS

Exhibit A	Contents of the Mortgage File
Exhibit B	Reserved
Exhibit C	Indenture Trustee’s Acknowledgement of Receipt
Exhibit D	Initial Certification of Indenture Trustee
Exhibit E	Final Certification of Indenture Trustee
Exhibit F	Request for Release of Documents
Exhibit G	NovaStar Mortgage Inc.’s Officer’s Certificate

SALE AND SERVICING AGREEMENT, dated as of                         , 20     (this “Agreement”), by and among [NOVASTAR MORTGAGE FUNDING CORPORATION] [NOVASTAR CERTIFICATES FINANCING LLC], a Delaware [corporation][limited liability company], as depositor (the “Depositor”), NOVASTAR MORTGAGE INC., a Virginia corporation, as sponsor (the “Sponsor”), NOVASTAR MORTGAGE FUNDING TRUST 200  -  , a Delaware statutory trust, as issuing entity (the “Issuing Entity”), NOVASTAR MORTGAGE INC., a Virginia corporation, as servicer (the “Servicer”), and                             , a national banking association, as indenture trustee (the “Indenture Trustee”).

W I T N E S S E T H

WHEREAS, the Sponsor has contributed the mortgage loans (the “Mortgage Loans”) listed on Schedule I to this Agreement to the Depositor, pursuant to the Contribution Agreement and Assignment, dated                         , 20    , between the Sponsor and the Depositor, (the “Contribution Agreement”);

WHEREAS, the Depositor desires to sell to the Issuing Entity, and the Issuing Entity desires to purchase from the Depositor, the Mortgage Loans;

WHEREAS, immediately after such purchase, the Issuing Entity will pledge such Mortgage Loans to the Indenture Trustee pursuant to the terms of an Indenture, dated as of                         , 20     (the “Indenture”), between the Issuing Entity and the Indenture Trustee, and issue the NovaStar Mortgage Funding Trust 200  -  , Asset-Backed Notes (the “Notes”);

WHEREAS, the Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the Issuing Entity;

WHEREAS, the Indenture Trustee will hold the Mortgage Loans and certain other assets pledged to the Indenture Trustee pursuant to the Indenture;

WHEREAS, the Issuing Entity will enter into an interest rate swap agreement with the Swap Provider where the Issuing Entity agrees to pay certain fixed-rate amounts to the Swap Provider and the Swap Provider agrees to pay certain floating-rate amounts to the Issuing Entity; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Sponsor, the Issuing Entity, the Servicer and the Indenture Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Certain Defined Terms.

Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in Appendix I attached hereto.

Section 1.02. Provisions of General Application.

(a) The terms defined herein and in Appendix I to the Indenture include the plural as well as the singular.

(b) The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole. Unless otherwise noted, all references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

(c) Any reference to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

(d) All calculations of interest with respect to the LIBOR Notes provided for herein shall be on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period. All calculations of interest with respect to any Mortgage Loan provided for herein shall be made in accordance with the terms of the related Mortgage Note and Mortgage or, if such documents do not specify the basis upon which interest accrues thereon, on the basis of a 360 day year consisting of twelve 30-day months, to the extent permitted by applicable law.

(e) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer; provided, however, that, for purposes of calculating payments on the Notes, prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Accepted Servicing Practices consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding Principal Balance of such Mortgage Loan on which interest accrues.

ARTICLE II

SALE AND CONVEYANCE OF THE MORTGAGE LOANS

Section 2.01. Purchase and Sale of Mortgage Loans; Deposit of Derivatives.

(a) The Sponsor hereby directs the Depositor to sell, transfer, assign, set over and convey, and the Depositor does hereby sell, transfer, assign, set over and convey to the Issuing Entity, in each case without recourse, but subject to the terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Mortgage Loans, including the Cut-Off Date Principal Balance of, and interest due on, such Mortgage Loans listed on Schedule I attached hereto, and all other assets included or to be included in the Trust Estate.

(b) The Depositor may cause the deposit of derivatives at any time into the NovaStar Mortgage Funding Trust 200  -   and any such deposited derivatives shall become part of the Trust Estate.

(c) The parties hereto understand and agree that it is not intended that any Mortgage Loan be included in the Issuing Entity that is a “High-Cost Home Loan” as defined by HOEPA or any other applicable predatory or abusive lending laws.

Section 2.02. Reserved.

Section 2.03. Purchase Price.

On the Closing Date, as full consideration for the Depositor’s sale of the Mortgage Loans to the Issuing Entity, the Underwriters, on behalf of the Issuing Entity, will deliver to, or at the direction of, the Depositor an amount in cash equal to $            . Additionally, the Depositor will receive the Certificates issued by the Issuing Entity pursuant to the Trust Agreement.

Section 2.04. Possession of Mortgage Files; Access to Mortgage Files.

(a) Upon the receipt by the Depositor, or its designee, of the purchase price for the Mortgage Loans set forth in Section 2.03 hereof, the ownership of each Mortgage Note, each Mortgage and the contents of the Mortgage File related to each Mortgage Loan will be vested in the Issuing Entity, and will be pledged to the Indenture Trustee, for the benefit of the Noteholders.

(b) Pursuant to Section 2.05 hereof, the Depositor has delivered, or caused to be delivered the Indenture Trustee’s Mortgage File related to each Mortgage Loan to the Indenture Trustee.

(c) The Indenture Trustee will hold the Indenture Trustee’s Mortgage Files in trust pursuant to the terms of the Indenture for the benefit of all present and future Noteholders.

(d) Consistent with the terms of the Indenture, the Indenture Trustee shall afford the Depositor, the Sponsor, the Issuing Entity and the Servicer reasonable access to all records and documentation regarding the Mortgage Loans relating to this Agreement, such access being afforded at customary charges, upon reasonable prior written request and during normal business hours at the offices of the Indenture Trustee.

(e) No later than the fifth Business Day of each fourth month, commencing in                         , the Indenture Trustee shall deliver to the Servicer a report dated as of the first day of such month, identifying those Mortgage Loans for which it has not yet received (i) an original recorded Mortgage or a copy thereof certified to be true and correct by the public recording office in possession of such Mortgage or (ii) in the event that Assignments of Mortgage are required to be recorded in accordance with the provisions of Section 2.05, an original recorded Assignment of Mortgage to the Indenture Trustee and any required intervening Assignments of Mortgage or a copy thereof certified to be a true and correct copy by the public recording office in possession of such Assignment of Mortgage.

Section 2.05. Delivery of Mortgage Loan Documents. (a) In connection with the transfer and assignment of the Mortgage Loans, the Depositor shall, on or before the Closing Date, deliver, or cause to be delivered, to the Indenture Trustee (as pledgee of the Issuing Entity pursuant to the Indenture), the following documents or instruments constituting the Indenture Trustee’s Mortgage File with respect to each Mortgage Loan so transferred or assigned:

(i) the original Mortgage Note, endorsed without recourse in blank or to “                        , as Indenture Trustee under the Indenture dated as of                         , 20    , NovaStar Mortgage Funding Trust 200  -  ” by the Sponsor, including all intervening endorsements showing a complete chain of endorsement;

(ii) the related original Mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office and if the Mortgage Loan is registered on the MERS System, such Mortgage or an assignment of the mortgage shall reflect MERS as the mortgagee of record and shall include the MIN for such Mortgage Loan;

(iii) each intervening mortgage assignment, with evidence of recording indicated thereon or if the original is not available, a copy thereof certified by the applicable recording office, if any, showing a complete chain of assignment from the originator of the related Mortgage Loan to the Sponsor (or to MERS, if the Mortgage Loan is registered on the MERS System), and noting the presence of a MIN (if the Mortgage Loan is registered on the MERS System), which assignment may, at the Sponsor’s option, be combined with the assignment referred to in subpart (iv) hereof, in which case it must be in recordable form, but need not have been previously recorded);

(iv) unless the Mortgage Loan is registered on the MERS System, a mortgage assignment in recordable form (which, if acceptable for recording in the relevant jurisdiction as evidenced by an Opinion of Counsel addressed to the Indenture Trustee, may be included in a blanket assignment or assignments) of each Mortgage from the Sponsor to the Indenture Trustee;

(v) originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed (if any); and

(vi) an original title insurance policy or title opinion (or (A) a copy of the title insurance policy or title opinion, or (B) the related binder, commitment or preliminary report, or copy thereof in which case the Sponsor hereby certifies that the original Mortgage has been delivered to the title insurance company that issued such binder, commitment or preliminary report).

In instances where the original recorded Mortgage or any intervening mortgage assignment or a completed assignment of the Mortgage in recordable form cannot be delivered by the Sponsor to the Indenture Trustee prior to or concurrently with the execution and delivery of this Agreement due to a delay in connection with recording, the Sponsor may:

(x) in lieu of delivering such original recorded Mortgage or intervening mortgage assignment, deliver to the Indenture Trustee, a copy thereof and the Sponsor hereby certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or the related binder, commitment or preliminary report therefor; and

(y) with respect to clause (iv) above, in lieu of delivering the completed assignment in recordable form, deliver to the Indenture Trustee, the assignment in recordable form, otherwise complete except for recording information.

The Indenture Trustee is hereby authorized and directed, upon an Event of Default and subject to subsection (b) below, with respect to each assignment described in Section 2.05(a)(iv) hereof, to endorse such assignment as follows: “                        , as Indenture Trustee under the Indenture dated as of                         , 20    , NovaStar Mortgage Funding Trust 200  -  .”

(b) As promptly as practicable, but in any event within thirty (30) days from the Closing Date, the Sponsor shall promptly submit, or cause to be submitted for recording in the appropriate public office for real property records, each assignment referred to in Section 2.05(a)(iv); provided, that the Sponsor need not cause to be recorded any assignment which (i) is registered on the MERS System, or (ii) relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Sponsor (at the Sponsor’s expense) to the Indenture Trustee, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Indenture Trustee’s, the Noteholders’ and the Certificates’ interest in the related Mortgage Loan. The Indenture Trustee, shall retain a copy of each assignment submitted for recording. In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Sponsor shall promptly prepare a substitute assignment or cure such defect, as the case may be, and thereafter the Sponsor shall submit each such assignment for recording. The costs relating to the delivery and recordation of the documents in connection with the Mortgage Loans as specified in this Article II shall be borne by the Sponsor. With respect to Mortgage Loans (i) not registered on the MERS System, or (ii) not covered by an Opinion of Counsel described in this section 2.05(b) to the extent that assignments of mortgage have not been recorded within one year after the Closing Date, the Depositor shall, and if the Depositor fails to, then the Sponsor shall be obligated to repurchase such Mortgage Loans in accordance with the provisions of Section 4.01.

In connection with the assignment of any Mortgage Loan registered on the MERS System, promptly after the Closing Date, the Sponsor will cause, at its own expense, the MERS System to indicate that such Mortgage Loan has been assigned to the Indenture Trustee for the benefit of the Noteholders by entering (a) the Indenture Trustee’s Org ID in the “Investor” field which identifies the Indenture Trustee and (b) in the “Pool” field a code which identifies the securitization serial number of the Notes issued in connection with such Mortgage Loans. The Sponsor and the Servicer will not alter the entries referenced in this paragraph with respect to any such Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased or otherwise in accordance with the terms of this Agreement.

(c) The Sponsor shall, within five (5) Business Days after the receipt thereof, deliver, or cause to be delivered, to the Indenture Trustee: (i) the original recorded Mortgage and related power of attorney, if any, in those instances where a copy thereof certified by the Sponsor was delivered to the Indenture Trustee; (ii) the original recorded assignment of Mortgage from the last endorsee to the Indenture Trustee, which, together with any intervening assignments of Mortgage, evidences a complete chain of assignment from the originator of the Mortgage Loan to the Indenture Trustee, in those instances where copies of such assignments certified by the Sponsor were delivered to the Indenture Trustee; and (iii) the title insurance policy or title opinion required in Section 2.05(a)(vi).

Notwithstanding anything to the contrary contained in this Section 2.05, in those instances where the public recording office retains the original Mortgage, power of attorney, if any, assignment or assignment of Mortgage after it has been recorded or such original has been lost, the Sponsor shall be deemed to have satisfied its obligations hereunder upon delivery to the Indenture Trustee, of a copy of such Mortgage, power of attorney, if any, assignment or assignment of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

From time to time the Sponsor may forward, or cause to be forwarded, to the Indenture Trustee, additional original documents evidencing any assumption or modification of a Mortgage Loan.

(d) All original documents relating to the Mortgage Loans that are not required to be delivered to the Indenture Trustee, pursuant to Section 2.05(a) hereof are, and shall be, held by the Servicer, the Sponsor or the Depositor, as the case may be, in trust for the benefit of the Indenture Trustee, on behalf of the Noteholders. In the event that any such original document is required pursuant to the terms of this Section 2.05 to be a part of an Indenture Trustee’s Mortgage File, such document shall be delivered promptly to the Indenture Trustee. From and after the sale of the Mortgage Loans to the Issuing Entity pursuant hereto, to the extent that the last assignee thereof retains title of record to any Mortgage Loans prior to the vesting of legal title in the Issuing Entity, such title shall be retained in trust for the Issuing Entity as the owner of the Mortgage Loans, and the Indenture Trustee, as the pledgee of the Issuing Entity under the Indenture. In acting as custodian of any original document which is part of the Indenture Trustee’s Mortgage Files, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the related Mortgage Loans or the Mortgage Files. Promptly upon the Servicer’s receipt of any such original document, the Servicer, on behalf of the Issuing Entity, shall mark conspicuously each such original document, and its master data processing records with a legend evidencing that the Issuing Entity has purchased the related Mortgage Loan and all right and title thereto and interest therein, and pledged such Mortgage Loan and all right and title thereto and interest therein to the Indenture Trustee, on behalf of the Noteholders.

Section 2.06. Acceptance of the Trust Estate; Certain Substitutions; Certification by the Indenture Trustee. (a) The Indenture Trustee is authorized and directed to, and agrees to, do the following:

(i) execute and deliver to the Depositor, the Sponsor and the Servicer, on or prior to the Closing Date with respect to each Mortgage Loan transferred on such date, an acknowledgement of receipt, in the form attached as Exhibit C hereto, of the original Mortgage Note as required to be included in the Indenture Trustee’s Mortgage File (with any exceptions noted) and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Indenture Trustee, subject to the conditions set forth in the Indenture, for the benefit of the Noteholders.

(ii) to review (or cause to be reviewed) each Indenture Trustee’s Mortgage File within sixty (60) days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loans, within sixty (60) days after receipt thereof), and to deliver to the Servicer, the Depositor and the Sponsor a certification, in the form attached hereto as Exhibit D, to the effect that, except as otherwise noted, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents specified in Section 2.05(a)(i)-(iv) and (vi) are in its possession, (ii) each such document has been reviewed by it and appears, on its face, not to have been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if they reasonably appear to have been initialed), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule with respect to items (i), (ii) (with respect to property address only, excluding zip code), (iii) and (vi) of the definition of “Mortgage Loan Schedule” accurately reflects the information set forth in the Indenture Trustee’s Mortgage File delivered on such date; provided however, no certification of the Indenture Trustee shall constitute a determination by the Indenture Trustee of the proper form, adequacy or enforceability of any document included in the Indenture Trustee’s Mortgage File.

(iii) to review (or cause to be reviewed) each Indenture Trustee’s Mortgage File within one hundred eighty (180) days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loans, within one hundred eighty (180) days after receipt thereof), and to deliver to the Servicer and the Sponsor a certification in the form attached hereto as Exhibit E to the effect that, except as otherwise noted, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents specified in Section 2.05(a)(i)-(iv) and (vi) are in its possession, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if they reasonably appear to be initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i), (ii) (with respect to property address only, excluding zip code), (iii) and (vi) of the definition of “Mortgage Loan Schedule” accurately reflects the information set forth in the Indenture Trustee’s Mortgage File delivered on such date.

In performing any such review, the Indenture Trustee may conclusively rely on the Sponsor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Indenture Trustee’s review of the Indenture Trustee’s Mortgage Files is limited solely to confirming that the documents listed in Section 2.05 have been executed and received and relate to the Indenture Trustee’s Mortgage Files identified in the related Mortgage Loan Schedule. The Indenture Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face.

(b) If the Indenture Trustee during the process of reviewing the Indenture Trustee’s Mortgage Files finds any document constituting a part of a Indenture Trustee’s Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of Section 2.05 or the description thereof as set forth in the related Mortgage Loan Schedule, the Indenture Trustee shall promptly so notify the Servicer and the Sponsor. Upon receipt of such notice respecting such defect, the Depositor and the Sponsor shall have a sixty (60) day period after such notice within which to correct or cure any such defect, or if the Servicer determines that the defect materially and adversely affects the value of the related Mortgage Loan or the interest of the Noteholders in the related Mortgage Loan, to either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in this Section 2.06 or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Repurchase Price. Upon receipt by the Indenture Trustee of two copies of a certification, in the form attached hereto as Exhibit F, of a Servicing Officer of such substitution or purchase and, in the case of a substitution, upon receipt by the Indenture Trustee, of the related Indenture Trustee’s Mortgage File, and the deposit of the Loan Repurchase Price, in the case of a purchase, or the Substitution Adjustment, if any, in connection with a substitution, in the Collection Account, the Indenture Trustee shall release to the Servicer for release to the Depositor or the Sponsor, as applicable, the related Indenture Trustee’s Mortgage File and the Indenture Trustee shall execute, without recourse, and deliver such instruments of transfer furnished by the Depositor or the Sponsor as may be necessary to transfer such Mortgage Loan to the Depositor or the Sponsor, as applicable.

Section 2.07. Grant of Security Interest. (a) It is intended that the conveyance of the Mortgage Loans and other property by the Depositor to the Issuing Entity as provided in this Article II be, and be construed for all purposes other than tax and accounting purposes as, a sale of the Mortgage Loans and such other property by the Depositor to the Issuing Entity. It is, for all purposes other than tax and accounting purposes further, not intended that such conveyance be deemed a pledge of the Mortgage Loans or such other property by the Depositor to the Issuing Entity to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans or any of such other property are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any of such other property, then it is intended that: (i) this Agreement shall also be deemed to be a security agreement within the meaning of the Uniform Commercial Code; (ii) the conveyance provided for in this Article II shall be deemed to be a grant by the Depositor to the Issuing Entity of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and such other property and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Accounts whether in the form of cash, instruments, securities or other property; (iii) the possession by the Indenture Trustee, of the Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to the Uniform Commercial Code;

and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from financial intermediaries, bailees or agents, as applicable, of the Indenture Trustee for the purpose of perfecting such security interest under applicable law. The Depositor, the Sponsor, the Servicer, on behalf of the Issuing Entity and the Indenture Trustee, shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans or any of such other property, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

(b) The Depositor, the Sponsor and the Servicer shall take no action inconsistent with the Issuing Entity’s ownership of the Trust Estate and each shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other assets in the Trust Estate is vested in the Issuing Entity, as owner, and is pledged to the Indenture Trustee, for the benefit of the Noteholders pursuant to the terms of the Indenture. The Indenture Trustee is authorized to act, pursuant to the terms of this Agreement for the benefit of the Noteholders and shall be authorized to act at the direction of such parties. In addition, the Depositor, the Sponsor and the Servicer shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other asset in the Trust Estate by stating that it is not the owner of such asset and that the Issuing Entity is the owner of such Mortgage Loan or other asset in the Trust Estate, which is pledged to the Indenture Trustee, for the benefit of the Noteholders.

Section 2.08. Further Action Evidencing Assignments. (a) The Servicer agrees that, from time to time, at its expense, it shall cause the Sponsor or Depositor, as the case may be, to, and each of the Sponsor and Depositor agree that it shall, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Servicer or the Indenture Trustee may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Mortgage Loans and other assets in the Trust Estate or to enable the Indenture Trustee, to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Servicer, the Sponsor and the Depositor shall, upon the request of the Servicer or the Indenture Trustee execute and file (or cause to be executed and filed) such real estate filings, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

(a) Each of the Sponsor and the Depositor hereby grants to the Servicer and the Indenture Trustee powers of attorney to execute all documents on its behalf under this Agreement as may be necessary or desirable to effectuate the foregoing.

Section 2.09. Assignment of Agreement. The Sponsor, the Depositor and the Servicer hereby acknowledge and agree that the Issuing Entity may assign its interest under this Agreement to the Indenture Trustee, for the benefit of the Noteholders, as may be required to effect the purposes of the Indenture, without further notice to, or consent of, the Sponsor or the Servicer, and the Indenture Trustee shall succeed to such of the rights of the Issuing Entity hereunder as shall be so assigned. The Issuing Entity shall, pursuant to the Indenture, assign all of its right, title and interest in and to the Mortgage Loans and its right to exercise the remedies created by Section 4.01 of this Agreement for breaches of the representations, warranties, agreements and covenants of the Sponsor contained in Sections 3.02 and 4.01 of this Agreement, assign such right, title and interest to the Indenture Trustee, for the benefit of the Noteholders. The Sponsor agrees that, upon such assignment to the Indenture Trustee, such representations, warranties, agreements and covenants will run to and be for the benefit of the Indenture Trustee and the Indenture Trustee may enforce, without joinder of the Sponsor or the Issuing Entity, the repurchase obligations of the Sponsor set forth herein with respect to breaches of such representations, warranties, agreements and covenants.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01. Representations, Warranties and Covenants of the Servicer. The Servicer hereby represents, warrants and covenants to the Indenture Trustee, the Depositor, the Sponsor, the Issuing Entity and the Noteholders that as of the Closing Date or as of such date specifically provided herein:

(i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer or the validity or enforceability of the Mortgage Loans;

(ii) The Servicer has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii) The Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(iv) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the certificate of incorporation or bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound;

(v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Notes which, to the knowledge of the Servicer, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

(vi) The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS; and

(vii) With respect to the Group I Mortgage Loans, the Servicer will accurately and fully report its borrower credit files to the three largest credit repositories in a timely manner.

The foregoing representations and warranties shall survive any termination of the Servicer hereunder.

Section 3.02. Representations, Warranties and Covenants of the Sponsor. The Sponsor hereby represents and warrants to the Company and the Trustee as of the date hereof, as of the Closing Date (or if otherwise specified below, as of the date so specified) and as of each Subsequent Transfer Date:

(a) As to the Sponsor:

(i) The Sponsor (i) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure to so qualify would not have a material adverse effect on the Sponsor’s ability to enter into this Purchase Agreement and each Sponsor’s Subsequent Transfer Instrument and to consummate the transactions contemplated hereby and thereby;

(ii) The Sponsor has the power and authority to make, execute, deliver and perform its obligations under this Purchase Agreement and each Sponsor’s Subsequent Transfer Instrument and all of the transactions contemplated under this Purchase Agreement and each Sponsor’s Subsequent Transfer Instrument, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Purchase Agreement each Sponsor’s Subsequent Transfer Instrument;

(iii) The Sponsor is not required to obtain the consent of any other Person or any consent, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Purchase Agreement or any Sponsor’s Subsequent Transfer Instrument, except for such consents, approvals or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(iv) The execution and delivery of this Purchase Agreement and each Sponsor’s Subsequent Transfer Instrument and the performance of the transactions contemplated hereby by the Sponsor will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Sponsor or any provision of the certificate of incorporation or bylaws of the Sponsor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Sponsor is a party or by which the Sponsor may be bound;

(v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Sponsor threatened, against the Sponsor or any of its properties or with respect to this Purchase Agreement or any Sponsor’s Subsequent Transfer Instrument, the Notes which in the opinion of the Sponsor has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Purchase Agreement or any Sponsor’s Subsequent Transfer Instrument;

(vi) This Purchase Agreement and each Sponsor’s Subsequent Transfer Instrument constitute the legal, valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(vii) This Purchase Agreement constitutes a valid transfer and assignment to the Company of all right, title and interest of the Sponsor in and to the Cut-off Date Principal Balance of the Initial Mortgage Loans, all monies due or to become due with respect thereto, and all proceeds of such Cut-off Date Principal Balance of the Initial Mortgage Loans, and this Purchase Agreement and the related Sponsor’s Subsequent Transfer Instrument constitutes a valid transfer and assignment to the Trustee of all right, title and interest of the Sponsor in and to the Subsequent Cut-off Date Principal Balance of the Subsequent Mortgage Loans, all monies due or to become due with respect thereto, and all proceeds of such Subsequent Cut-off Date Principal Balance of the Subsequent Mortgage Loans;

(viii) The Sponsor is not in default with respect to any order or decree of any court or any order or regulation of any federal, state or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Sponsor or its properties or might have consequences that would materially adversely affect its performance hereunder; and

(ix) The Servicer or any Subservicer who will be servicing any Mortgage Loan pursuant to the Pooling and Servicing Agreement or a Subservicing Agreement is qualified to do business in all jurisdictions in which its activities as Servicer or Subservicer of the Mortgage Loans serviced by it require such qualifications except where failure to be so qualified will not have a material adverse effect on such servicing activities.

Section 3.03. [Reserved.]

Section 3.04. Representations, Warranties and Covenants of the Indenture Trustee. The Indenture Trustee hereby represents, warrants and covenants to the Issuing Entity, the Servicer, the Depositor and the Sponsor that as of the date of this Agreement or as of such date specifically provided herein:

(a) The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(b) The Indenture Trustee has the requisite power and authority to execute, deliver and perform, and to enter into and consummate transactions contemplated by this Agreement.

(c) This Agreement has been duly and validly authorized, executed and delivered by the Indenture Trustee, all requisite action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Indenture Trustee with this Agreement or the consummation by the Indenture Trustee of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

(e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the articles of association or bylaws of the Indenture Trustee, or (B) to the best of its knowledge, of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound; or (ii) results or will result in a violation of any statute, rule, regulation, order, judgment or decree applicable to the Indenture Trustee of any court or governmental authority having jurisdiction over the Indenture Trustee or its subsidiaries which violation would materially and adversely affect the Indenture Trustee’s performance of its duties hereunder; and

(f) There are no actions, suits or proceedings before or against or investigations of, the Indenture Trustee, pending or to the knowledge of the Indenture Trustee threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Indenture Trustee’s reasonable judgment, would materially and adversely affect the performance by the Indenture Trustee of its obligations under this Agreement, or the validity or enforceability of this Agreement.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.04 shall survive delivery of the respective Indenture Trustee’s Mortgage Files to the Indenture Trustee.

Section 3.05. Depositor Representations and Warranties. The Depositor hereby represents and warrants to the Seller and the Trustee as of the date hereof and as of the Closing Date that:

(a) The Depositor is duly organized and validly existing as a [corporation][limited liability company] in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Depositor and the ability of the Depositor to perform under this Purchase Agreement.

(c) The Depositor has the power and authority to execute and deliver this Purchase Agreement and to carry out its terms; the Depositor has full power and authority to purchase the property to be purchased from the Seller and the Depositor has duly authorized such purchase by all necessary corporate action; and the execution, delivery and performance of this Purchase Agreement have been duly authorized by the Depositor by all necessary corporate action.

(d) The consummation of the transactions contemplated by this Purchase Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(e) The Depositor (A) is a solvent entity and is paying its debts as they become due and (B) after giving effect to the transfer of the Mortgage Loans, will be a solvent entity and will have sufficient resources to pay its debts as they become due.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.05 shall survive delivery of the respective Indenture Trustee’s Mortgage Files to the Indenture Trustee and shall inure to the benefit of the Indenture Trustee.

ARTICLE IV

THE MORTGAGE LOANS

Section 4.01. Representations and Warranties Concerning the Mortgage Loans.

(a) As to each Initial Mortgage Loan as of the Closing Date and with respect to each Subsequent Mortgage Loan as of the Subsequent Transfer Date, except as otherwise expressly stated:

(i) The information set forth on the Mortgage Loan Schedule with respect to each Initial Mortgage Loan is true and correct in all material respects as of the Closing Date, and with respect to each Subsequent Mortgage Loan is true and correct in all material respects as of the related Subsequent Transfer Date, and the information regarding the Initial Mortgage Loans and the Subsequent Mortgage Loans on the computer diskette or tape delivered to the Trustee prior to the Closing Date or related Subsequent Transfer Date, as applicable, is true and accurate in all material respects and describes the same Mortgage Loans as the Mortgage Loans on the Mortgage Loan Schedule;

(ii) The Mortgage Loans are not being transferred with any intent to hinder, delay or defraud any creditors;

(iii) No more than [        ]% and [        ]% of the Initial Mortgage Loans in Group I and the Initial Mortgage Loans in Group II, respectively, (by Cut-off Date Principal Balance) were secured by condominium units; and no more than [        ]% and [        ]% of the Initial Mortgage Loans in Group I and the Initial Mortgage Loans in Group II, respectively, (by Cut-off Date Principal Balance) were secured by properties in planned unit developments;

(iv) As of the Cut-off Date, the remaining term of each Group I Initial Mortgage Loan is not more than 360 months and not less than [        ] months and the remaining term of each Group II Initial Mortgage Loan is not more than 360 months and not less than [        ] months;

(v) No more than [        ]% and [        ]% of the Initial Mortgage Loans in Group I and Initial Mortgage Loans in Group II, respectively, (by Cut-off Date Principal Balance) have been the subject of cash-out refinances;

(vi) No more than [        ]% and [        ]% of the Initial Mortgage Loans in Group I and Initial Mortgage Loans in Group II, respectively, (by Cut-off Date Principal Balance), have been the subject of rate and term (no cash-out) refinances;

(vii) No fewer than [        ]% and [        ] % of the Initial Mortgage Loans in Group I and Initial Mortgage Loans in Group II, respectively, (by Cut-off Date Principal Balance) are purchase money loans;

(viii) No more than [        ]% and [        ]% of the Initial Mortgage Loans in Group I and Initial Mortgage Loans in Group II, respectively, (by Cut-off Date Principal Balance) are secured by Mortgaged Properties located in the State of California; no more than [        ]% and [        ]% of the Initial Mortgage Loans in Group I and Initial Mortgage Loans in Group II, respectively, (by Cut-off Date Principal Balance) are secured by Mortgaged Properties located in the State of Florida; no more than [        ]% and [        ]% of the Initial Mortgage Loans in Group I and Initial Mortgage Loans in Group II (by Cut-off Date Principal Balance) are secured by Mortgaged Properties located in the State of Virginia; no more than [        ]% and [        ]% of the Initial Mortgage Loans in Group I and Initial Mortgage Loans in Group II (by Cut-off Date Principal Balance) are secured by Mortgaged Properties located in the State of New Jersey; no more than [        ]% and [        ]% of the Initial Mortgage Loans in Group I and Initial Mortgage Loans in Group II (by Cut-off Date Principal Balance) are secured by Mortgaged Properties located in the State of Maryland; no more than [        ]% and [        ]% of the Initial Mortgage Loans in Group I and Initial Mortgage Loans in Group II (by Cut-off Date Principal Balance) are secured by Mortgaged Properties located in the State of New York; no more than [        ]% and [        ]% of the Initial Mortgage Loans in Group I and Initial Mortgage Loans in Group II, respectively, (by Cut-off Date Principal Balance) are located in any other state;

(ix) The outstanding Principal Balances of the Initial Mortgage Loans in Group I (by Cut-off Date Principal Balance) ranged from $[            ] to $[            ], the average outstanding Principal Balance of the Initial Mortgage Loans in Group I is approximately $[             ]; the outstanding Principal Balances of the Initial Mortgage Loans in Group II (by Cut-off Date Principal Balance) ranged from $[            ] to $[            ], the average outstanding Principal Balance of the Initial Mortgage Loans in Group II is approximately $[            ];

(x) Approximately [        ]% and [        ]% of the Initial Mortgage Loans in Group I and Initial Mortgage Loans in Group II, respectively, (by Cut-off Date Principal Balance) were secured by a first lien on a parcel of real property improved by a detached single family residence; no more than [        ]% and [        ]% of the Initial Mortgage Loans in Group I and Initial Mortgage Loans in Group II, respectively, (by Cut-off Date Principal Balance) were secured by a first lien on a parcel of real estate improved by a multi-unit residence;

(xi) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and the borrower has executed a statement to that effect. No borrower was charged “points and fees” (whether or not financed) in an amount greater than [        ]% of the principal amount of any such loan originated by the Seller, such [        ]% limitation calculated in accordance with the Lender Letter. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

(xii) The Mortgage Rates borne by the adjustable rate Initial Mortgage Loans in Group I as of the Closing Date range from [        ]% per annum to [        ]% per annum, and the weighted average Mortgage Rate (by Cut-off Date Principal Balance) of the

adjustable rate Initial Mortgage Loans in Group I was [        ]% per annum; the Mortgage Rates borne by fixed rate Initial Mortgage Loans in Group I as of the Closing Date range from [        ]% per annum to [        ]% per annum, and the weighted average Mortgage Rate (by Cut-off Date Principal Balance) of the fixed rate Initial Mortgage Loans in Group I was [        ]% per annum; the Mortgage Rates borne by adjustable rate Initial Mortgage Loans in Group II as of the Closing Date range from [        ]% per annum to [        ]% per annum, and the weighted average Mortgage Rate (by Cut-off Date Principal Balance) of the adjustable rate Initial Mortgage Loans in Group II was [        ]% per annum; the Mortgage Rates borne by fixed rate Initial Mortgage Loans in Group II as of the Closing Date range from [        ]% per annum to [        ]% per annum, and the weighted average Mortgage Rate (by Cut-off Date Principal Balance) of the fixed rate Initial Mortgage Loans in Group II was [        ]% per annum;

(xiii) Approximately [        ]% and [        ]% of the Initial Mortgage Loans in Group I and the Initial Mortgage Loans in Group II, respectively, (by Cut-off Date Principal Balance) have a Loan-to-Value Ratio in excess of [        ]%; no Group I Initial Mortgage Loan or Group II Initial Mortgage Loan in the Mortgage Pool had a Loan-to-Value Ratio or combined Loan-to-Value Ratio at origination in excess of [        ]%; and the weighted average Loan-to-Value Ratio (by Cut-off Date Principal Balance) of the Initial Mortgage Loans in Group I and the Initial Mortgage Loans in Group II was equal to or less than [        ]% and [        ]%, respectively (by Cut-off Date Principal Balance);

(xiv) Approximately [        ]% and [        ]% of the Initial Mortgage Loans in Group I and the Initial Mortgage Loans in Group II, respectively (by Cut-off Date Principal Balance), are secured by first liens on the related Mortgaged Property; and approximately [        ]% and [        ]% (by Cut-off Date Principal Balance) of the Initial Mortgage Loans in Group I and the Initial Mortgage Loans in Group II are secured by second liens on the related Mortgaged Property;

(xv) As of the Cut-off Date, the weighted average Loan-to-Value Ratio of the Initial Mortgage Loans secured by first liens in Group I is approximately [        ]%; the weighted average combined Loan-to-Value Ratio of the Initial Mortgage Loans secured by first and second liens in Group I is approximately [        ]%; the weighted average Loan-to-Value Ratio of the Initial Mortgage Loans secured by first liens in Group II is approximately [        ]%; the weighted average combined Loan-to-Value Ratio of the Initial Mortgage Loans secured by first and second liens in Group II is approximately [        ]%; the weighted average combined Loan-to-Value Ratio of all of the Initial Mortgage Loans in Group I and Group II is approximately [        ]%; and the gross weighted average coupon of the Initial Mortgage Loans is approximately [        ]%;

(xvi) There is no valid offset, right of rescission, defense, claim or counterclaim of any obligor under any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, and any applicable right of rescission has expired, nor will the operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto, and, to the best of Seller’s knowledge, no Mortgagor of the applicable Mortgage is or since the date of origination has been a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property has been subject to any such proceeding;

(xvii) There are no mechanics’ liens or any similar liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in clause (xxii) below;

(xviii) As of the Closing Date in the case of an Initial Mortgage Loan or as of the related Subsequent Transfer Date in the case of a Subsequent Mortgage Loan, each Mortgaged Property is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgage Property.

(xix) Each Mortgage is a valid and enforceable first or second lien on the Mortgaged Property including all improvements on the Mortgaged Property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUTDs) subject only to (1) the lien of nondelinquent current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan or referred to in the lender’s title insurance policy delivered to the originator of the related Mortgage Loan and (3) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage. Immediately prior to the sale of such Mortgage Loan to the Company in the case of an Initial Mortgage Loan and to the Trustee in the case of a Subsequent Mortgage Loan pursuant to this Purchase Agreement, the Seller had full right to sell and assign the same to the Company or the Trustee, as the case may be. Immediately following the sale of such Mortgage Loan to the Company and the Company’s assignment and sale thereof of such Mortgage Loan to the Trustee in the case of an Initial Mortgage Loan, the Trustee will have good title thereto subject to no claims or liens, including delinquent tax or assessment liens. Immediately following the sale of such Mortgage Loan to the Company and the Company’s assignment and sale thereof to the Trustee in the case of a Subsequent Mortgage Loan, the Trustee will have good title thereto subject to no claims or liens;

(xx) Each Mortgage Loan at origination complied with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Truth In Lending Act of 1968, as amended, all applicable predatory and abusive lending laws and disclosure laws and consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan or the Holders of Notes secured thereby, will not violate any such laws. Any and all statements or acknowledgments required to be made by the Mortgagor relating to such requirements are and will remain in the Mortgage File. Each Mortgage Loan is being serviced in accordance with applicable state and federal laws, including, without limitation, the Truth In Lending Act of 1968, as amended, and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws and in a prudent and customary manner;

(xxi) Neither the Seller nor any prior holder of any Mortgage has impaired, waived, altered or modified the Mortgage or Mortgage Notes in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan or the Notes, and which has been delivered to the Trustee); satisfied, canceled or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation or satisfaction with respect thereto;

(xxii) A lender’s policy of title insurance (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction insuring the first lien priority of the Mortgage Loan in an amount at least equal to the original Principal Balance of each such Mortgage Loan or a commitment binder or commitment to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage as to the first priority lien of the Mortgage as applicable. The Seller is, and such successor owners will be, the sole insured under such lender’s title insurance policy; no claims have been made under such mortgage title insurance policy; no prior holder of the applicable Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy; and each such policy, binder or assurance contains all applicable endorsements;

(xxiii) All of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xxiv) No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation, subdivision law or ordinance, except where the failure to comply would not have a material adverse effect on the market value of the Mortgaged Property. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law except where the failure to comply would not have a material adverse effect on the market value of the Mortgaged Property;

(xxv) Each Mortgage Note and the applicable Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws relating to creditors’ rights generally or by equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by such parties;

(xxvi) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note;

(xxvii) Each Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure or if applicable, non-judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the property, subject to any applicable rights of redemption;

(xxviii) With respect to each Mortgage constituting a deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by the Noteholders to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxix) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof cannot be made, and no escrow deficits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the applicable Mortgage Note;

(xxx) The Mortgage Note is not and has not been secured by any collateral, pledged account or other security other than real estate securing the Mortgagor’s obligations and no Mortgage Loan is secured by more than one Mortgaged Property;

(xxxi) As of the Closing Date in the case of an Initial Mortgage Loan and as of the related Subsequent Transfer Date in the case of a Subsequent Mortgage Loan, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy substantially acceptable to FNMA and acceptable to the Seller which policy provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage in an amount not less than the lesser of (A) the maximum insurable value of the improvements securing such Mortgage Loan and (B) the outstanding Principal Balance of the related Mortgage Loan; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project. All individual insurance policies contain a standard mortgagee clause naming the Seller or the original holder of the Mortgage, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor. There has been no act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either;

(xxxii) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding Principal Balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis and (C) the maximum amount of flood coverage that is available under federal law;

(xxxiii) Except for the Mortgage Loans referred to in clause (xlii) as being delinquent, if any, there is no default, breach, violation or event of acceleration existing under the Mortgage or the applicable Mortgage Note; and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and neither the Seller, any of its affiliates nor any servicer or subservicer of any related Mortgage Loan has waived any default, breach, violation or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

(xxxiv) Each Mortgage Loan is being serviced by the Servicer in accordance with the terms of the Mortgage Note;

(xxxv) There is no obligation on the part of the Seller or any other party to make any payments with respect to the related Mortgage Loan in addition to the Monthly Payments required to be made by the applicable Mortgagor;

(xxxvi) Any future advances made prior to the Cut-off Date in the case of an Initial Mortgage Loan and as of the related Subsequent Transfer Date in the case of a Subsequent Mortgage Loan, with respect to any Mortgage Loan have been consolidated with the outstanding principal amount secured by such Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note with respect to any Mortgage Loan does not permit or obligate the Servicer to make future advances to the Mortgagor at the option of the Mortgagor;

(xxxvii) The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Company and the Trustee evidencing an interest in the Mortgage Loans in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Trustee;

(xxxviii) Except as set forth in clause (xlii), there are no defaults by the Mortgagor in complying with the terms of any Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges which previously became due and owing have been paid, or, if required by the terms of the Mortgage Loan, an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed, but is not yet due and payable. Except for (A) payments in the nature of escrow payments and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds to the day which precedes by one month the Due Date of the first installment of principal and interest, including, without limitation, taxes and insurance payments, neither the Seller nor the Servicer has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage;

(xxxix) At the time of origination, each Mortgaged Property was the subject of an appraisal which conforms to the underwriting requirements of the related originator; and the Mortgage File contains an appraisal of the applicable Mortgaged Property;

(xl) None of the Mortgage Loans are graduated payment Mortgage Loans or growth equity Mortgage Loans;

(xli) [Reserved.]

(xlii) (a) Except with respect to no more than [        ]% and [        ]% of the Initial Mortgage Loans in Group I and the Initial Mortgage Loans in Group II, respectively, none of the payments of principal of or interest on or in respect of any Initial Mortgage Loans (by Cut-off Date Principal Balance) shall be 30 days or more but less than 60 days past due as of the Cut-off Date; and [        ]% and none of the Initial Mortgage Loans in Group I and the Initial Mortgage Loans in Group II, respectively, was 60 days or more past due as of the Cut-off Date; (b) except as set forth in clause (a) above, all payments required to be made by the Mortgagor under the terms of the Mortgage Note have been made and credited; and (c) to the Seller’s knowledge, there was no delinquent recording, tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

(xliii) Upon payment of the Purchase Price for the Mortgage Loans by the Company or the Trustee, as applicable, pursuant to this Purchase Agreement, the Seller has transferred to the Company in the case of an Initial Mortgage Loan and to the Trustee in the case of a Subsequent Mortgage Loan, good and marketable title to each Mortgage Note and Mortgage free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has or had full right and authority, subject to no participation of or agreement with any other person, to sell and assign the same, and following the sale of each Mortgage Loan, the Company or the Trustee, as applicable, will own such Mortgage Loan free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest;

(xliv) The Seller acquired any right, title and interest in and to the Mortgage Loans in good faith and without notice of any adverse claim;

(xlv) The Mortgage Note, the Mortgage, the related Assignment of Mortgage and any other documents required to be delivered by the Seller have been delivered to the Custodian. The Custodian is in possession of a complete, true and accurate Mortgage File in accordance with Section 2.01 hereof. Substantially all the Mortgage Loans have monthly payments due on the first day of each month and each Mortgage Loan had an original term to maturity of no greater than 30 years;

(xlvi) Each Mortgage Loan contains a due-on-sale provision, although each Mortgage Loan may be assumable if permitted by the Servicer under certain circumstances;

(xlvii) Each of the Mortgage and the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xlviii) The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act other than as disclosed pursuant to the Prospectus Supplement;

(xlix) To the best of the Seller’s knowledge, there exists no violation of any local, state, or federal environmental law, rule or regulation in respect of the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. The Seller has no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of the Seller’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and employment of such Mortgaged Property;

(l) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the description thereof set forth in the Prospectus and Prospectus Supplement in all material respects;

(li) [Reserved]

(lii) No Group I Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”);

(liii) Immediately prior to the transfer to the Company or the Trustee, as applicable, the Seller had good and marketable title thereto, and the Seller is the sole legal, equitable owner of beneficial title to and holder of the Mortgage Loan. The Seller is conveying the same to the Company or the Trustee, as applicable, free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same pursuant to this Purchase Agreement, except for liens which will be released simultaneously with such conveyance;

(liv) For each Mortgage Loan, the related Mortgage File contains a true, accurate and correct copy of each of the documents and instruments required to be included therein;

(lv) The Servicer meets all applicable requirements under the Pooling and Servicing Agreement, is properly qualified to service each Mortgage Loan and has been servicing each Mortgage Loan prior to the Cut-off Date or the related Subsequent Cut-off Date, as the case may be;

(lvi) No instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan except in connection with an assumption agreement which has been delivered to the Trustee;

(lvii) On the basis of a representation by the Mortgagor at the time of origination of the Mortgage Loans, at least [        ]% and [        ]% of the Initial Mortgage Loans in Group I and Initial Mortgage Loans in Group II, respectively, (by Cut-off Date Principal Balance) will be secured by Mortgages on owner-occupied primary residence properties;

(lviii) Approximately [        ]%, and [        ]% of the Initial Mortgage Loans in Group I and the Initial Mortgage Loans in Group II, respectively, (by Cut-off Date Principal Balance) provide for a balloon payment and each Mortgage Note with respect to each such Mortgage Loan requires monthly payments of principal based on either a 40 year or 30 year amortization schedules and have scheduled maturity dates of 30 years or 15 years, respectively, from the due date of the first monthly payment;

(lix) No Mortgage Loan was originated based on an appraisal of the related Mortgaged Property made prior to completion of construction of the improvements thereon;

(lx) None of the Mortgage Loans is a “buy down” mortgage loan;

(lxi) [Reserved].

(lxii) No Mortgage Loan is a “High Cost Home Loan” or “Covered Loan,” as applicable, (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6(b) Revised, Appendix E) and no Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). No Mortgage Loan that was originated (or modified) on or after October 1, 2002 and before March 7, 2003, is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated on or after March 7, 2003 which is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(lxiii) None of the Mortgage Loans are covered by the requirements of the Home Ownership and Equity Protection Act of 1994, as amended, or any comparable state or local law; none of the Mortgage Loans are “section 32” loans or “high cost” loans as defined by applicable predatory and abusive lending laws; no proceeds from any Mortgage Loan were used to finance any single premium credit insurance policies; none of the Mortgage Loans (by Cut-off Date Principal Balance) require a mortgagor to pay a Prepayment Charge if the mortgagor prepays a Mortgage Loan more than five years after the date the Mortgage Loan was originated;

(lxiv) No Mortgage Loan is a “High-Cost Home Loan” as defined in New York Banking Law 6-1;

(lxv) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

(lxvi) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(lxvii) No Mortgage Loan in the trust is a “high-cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(lxviii) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(lxix) No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(lxx) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 (MA House Bill 4880);

(lxxi) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective January 1st, 2005 (Indiana Code Ann. §§ 24-9-1 et seq.);

(lxxii) Approximately [        ]% of the Initial Mortgage Loans are subject to prepayment penalty charges as of the Cut-off Date;

(lxxiii) [Reserved.]

(lxxiv) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single premium credit life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

(lxxv) No Group I Mortgage Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years and no Group I Mortgage Loan originated before October 1, 2002 will impose prepayment penalties in excess of five years;

(lxxvi) [Reserved.]

(lxxvii) [Reserved.]

(lxxviii) [Reserved.]

(lxxix) [With respect to Mortgaged Properties located in the continental United States and Puerto Rico, no Group I Mortgage Loan secured by a single-family residence has a Principal Balance at origination in excess of $[            ]; no Group I Mortgage Loan secured by a two-family residence has a Principal Balance at origination in excess of $[            ]; no Group I Mortgage Loan secured by a three-family residence has a Principal Balance at origination in excess of $[            ]; and no Group I Mortgage Loan secured by a four-family residence has a Principal Balance at origination in excess of $[            ]; with respect to Mortgaged Properties located in Alaska, Guam, Hawaii and the Virgin Islands, no Group I Mortgage Loan secured by a single-family residence has a Principal Balance at origination in excess of $[            ]; no Group I Mortgage Loan secured by a two-family residence has a Principal Balance at origination in excess of $[            ]; no Group I Mortgage Loan secured by a three-family residence has a Principal Balance at origination in excess of $[            ]; and no Group I Mortgage Loan secured by a four-family residence has a Principal Balance at origination in excess of $[            ]];

(lxxx) No selection procedure reasonably believed by the Seller to be adverse to the interests of the Noteholders was utilized in selecting the Mortgage Loans;

(lxxxi) The terms of the Mortgage Note related to each adjustable rate Mortgage Loan provide that, following an initial period of two or three years following the month in which such Mortgage Loan was originated and semiannually or annually thereafter (each such date, an “Adjustment Date”), the Mortgage Rate on such Mortgage Loan will be adjusted to equal the sum of (a) the related Index and (b) a fixed percentage amount specified in the related Mortgage Note (each, a “Gross Margin”); provided, however, that the Mortgage Rate generally will not increase or decrease by the related Periodic Rate Cap, and will not increase above a specified maximum Mortgage Rate over the life of the Adjustable Rate Mortgage Loan (the “Maximum Mortgage Rate”) or decrease below a specified minimum Mortgage Rate over the life of the Adjustable Rate Mortgage Loan (the “Minimum Mortgage Rate”);

(lxxxii) None of the Initial Mortgage Loans (by Cut-off Date Principal Balance) are negative amortization loans, and none of the Subsequent Mortgage Loans shall be negative amortization loans;

(lxxxiii) No error, omission, negligence, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller, its affiliates or employees or any other person involved in the origination of the Mortgage Loan or in the application for any insurance, including, but not limited to the MI Policy, in relation to such Mortgage Loan;

(lxxxiv) Each Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(lxxxv) With respect to each Mortgage Loan secured by manufactured housing, such manufactured housing is permanently affixed to a foundation and constitutes real estate under applicable state law;

(lxxxvi) No Mortgage Loans are date of payment or simple interest loans;

(lxxxvii) The sale, transfer, assignment and conveyance of Mortgage Loans by the Seller pursuant to this Purchase Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Company, the Custodian or the Trustee to any federal, state or local government (“Transfer Taxes”) other than Transfer Taxes which have or will be paid by the Seller as due;

(lxxxviii) Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code;

(lxxxix) Approximately [        ]% of the Initial Mortgage Loans (by Cut-off Date Principal Balance) with a Loan-to-Value Ratio greater than [        ]% are covered by an MI Policy issued by an MI Insurer;

(xc) Approximately [        ]% of the Initial Mortgage Loans that are identified on Exhibit 1 hereto are covered by a MI Policy issued by the MI Insurer;

(xci) All requirements for the valid transfer of each MI Policy, including any assignments or notices required in each MI Policy, have been satisfied;

(xcii) As of the Closing Date with respect to each Initial Mortgage Loan that is subject to a MI Policy and as of each Subsequent Transfer Date with respect to each Subsequent Mortgage Loan that is subject to a MI Policy, the Seller is unaware of any existing circumstances which would cause the MI Insurer to deny a claim with respect to such Mortgage Loan;

(xciii) All appraisals of the Mortgage Loans by the Seller are full URAR/1004 appraisals;

(xciv) All Prepayment Charges are enforceable and were originated in compliance with all applicable federal, state, and local laws;

(xcv) [Reserved.]

(xcvi) With respect to mortgage loans that are more than 59 days delinquent as of the Cut-off Date, the Seller has made a specific review of the Servicer’s data and records that reflect mortgagor communications and payment history, and has no actual knowledge of an event, condition or mortgagor communication which would cause the Seller to institute foreclosure proceedings;

(xcvii) The servicer for each Group I Mortgage Loan has fully furnished (and will fully furnish), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(xcviii) None of the Group I Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered”, “predatory” or “abusive” loans under any other applicable state, federal or local law (including without limitation any regulation or ordinance) (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); and

(xcix) With respect to any Group I Mortgage Loan originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

Upon discovery by the Seller or upon notice from the Company, the Trustee, or the Custodian, as applicable, of a breach of any representation or warranty in subsection (a) of this Section which materially and adversely affects the interests of the Noteholders the Seller shall, within 45 days of its discovery or its receipt of notice of such breach, either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a Related Document, either (A) repurchase such Mortgage Loan from the Trustee at the Repurchase Price, or (B) substitute one or more Eligible Substitute Mortgage Loans for such Mortgage Loan, in each case in the manner and subject to the conditions and limitations set forth below.

Upon discovery by the Seller or upon notice from the Company, the Trustee, or the Custodian, as applicable, of a breach of any representation or warranty in this subsection (b) with respect to any Mortgage Loan or upon the occurrence of a Repurchase Event, which materially and adversely affects the value of the related Mortgage Loan or the interests of any Noteholders or of the Company or the Trustee in such Mortgage Loan (notice of which shall be given to the Company and the Trustee by the Seller, if it discovers the same) the Seller shall, within 90 days after the earlier of its discovery or receipt of notice thereof, either cure such breach or Repurchase Event in all material respects or either (i) repurchase such Mortgage Loan from the Trustee at the Repurchase Price, or (ii) substitute one or more Eligible Substitute Mortgage Loans for such Mortgage Loan, in each case in the manner and subject to the conditions set forth below; provided, however, that a breach of any of the representations and warranties found in subsections b(xx), (b)(lii), (b)(lxii), (b)(lxvii), (b)(lxxiv), (b)(lxxv), (b)(lxxix), (b)(xcvii), (b)(xcviii) and (b)(xcix) shall be deemed to materially and adversely affect the interest of the Noteholders. The Repurchase Price for any such Mortgage Loan repurchased by the Seller shall be deposited or caused to be deposited by the Servicer in the Collection Account maintained by it pursuant to Section 3.06 of the Pooling and Servicing Agreement.

In the event that the Seller elects to substitute an Eligible Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 3.01, the Seller shall deliver to the Custodian on behalf of the Trustee, with respect to such Eligible Substitute Mortgage Loan or Loans, the original Mortgage Note and all other documents and agreements as are required by Section 2.01 hereof, with the Mortgage Note endorsed as required by such Section 2.01 hereof. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Servicer and remitted by the Servicer to the Seller on the next succeeding Payment Date. For the month of substitution, distributions to the Collection Account pursuant to the Pooling and Servicing Agreement will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Eligible Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Custodian and the Trustee. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Purchase Agreement and the Pooling and Servicing Agreement in all respects, the Seller shall be deemed to have made the representations and warranties with respect to the Eligible Substitute Mortgage Loan contained herein set forth in this Section 3.01(b), to the extent set forth in the definition of “Eligible

Substitute Mortgage Loan”, as of the date of substitution, and the Seller shall be obligated to repurchase or substitute for any Eligible Substitute Mortgage Loan as to which a Repurchase Event has occurred as provided herein. In connection with the substitution of one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (such amount, a “Substitution Adjustment Amount”), if any, by which (i) the Repurchase Price that would otherwise apply to such Deleted Mortgage Loan, exceeds (ii) the principal balance of the related Eligible Substitute Mortgage Loan (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Collection Account in the month of substitution). The Seller shall pay the amount of such shortfall to the Servicer for deposit into the Collection Account on the day of substitution, without any reimbursement therefor.

Upon receipt by the Trustee of written notification, signed by a Servicing Officer, of the deposit of such Repurchase Price or of such substitution of an Eligible Substitute Mortgage Loan and deposit of any applicable Substitution Adjustment Amount as provided above, the Custodian shall, on behalf of the Trustee, cause to be released to the Seller the related Mortgage File for the Mortgage Loan being repurchased or substituted for and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee such Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be an asset of the Trustee.

It is understood and agreed that the obligation of the Seller to cure any breach with respect to or to repurchase or substitute for, any Mortgage Loan as to which such a breach has occurred and is continuing shall, except to the extent provided in Section 6.01 of this Purchase Agreement, constitute the sole remedy respecting such breach available to the Company, the Trustee, the Noteholders or the Custodian against the Seller.

It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Files to the Custodian on behalf of the Trustee.

ARTICLE V

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 5.01. Servicer to Assure Servicing.

(a) The Servicer shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Agreement and its normal servicing practices, which generally shall conform to the standards of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. Subject to Section 3.06(b), the authority of the Servicer, in its capacity as Servicer, and any Subservicer acting on its behalf, shall include, without limitation, the power to (i) consult with and advise any Subservicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Subservicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured Person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals and any other matter pertaining to a delinquent Mortgage Loan. The authority of the Servicer shall include, in addition, the power on behalf of the Noteholders, the Indenture Trustee, or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfer of any related Mortgaged Property and assumptions of the related Mortgage Notes and Mortgages (in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Servicer and any Subservicer acting on its behalf may, and is hereby authorized, and empowered by the Indenture Trustee when the Servicer believes it is reasonably necessary in its best judgment in order to comply with its servicing duties hereunder, to execute and deliver, on behalf of itself, the Noteholders, the Indenture Trustee, or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related Mortgage Loans, the insurance policies and the accounts related thereto, and the Mortgaged Properties. The Servicer may exercise this power in its own name or in the name of a Subservicer.

The Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property.

The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trust and the Indenture Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(b) Notwithstanding the provisions of Subsection 3.01(a), the Servicer shall not take any action inconsistent with the interests of the Indenture Trustee, or the Noteholders or with the rights and interests of the Indenture Trustee, or the Noteholders under this Agreement.

(c) The Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer to service and administer the related Mortgage Loans and REO Property and the Indenture Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

(d) The Servicer further is authorized and empowered by the Indenture Trustee, on behalf of the Noteholders and the Indenture Trustee, when the Servicer believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Indenture Trustee and the Noteholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Indenture Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Servicer with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Indenture Trustee, then any related expenses shall be reimbursable to the Servicer by the Trust.

Section 5.02. Subservicing Agreements Between Servicer and Subservicers.

(a) The Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Servicer hereunder. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans comparable to the Mortgage Loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement. Any Subservicing Agreement entered into by the Servicer shall include the provision that such Agreement may be immediately terminated (i) (x) with cause and without any termination fee by the Servicer hereunder and/or (y) without cause, in which case the Servicer shall be solely responsible for any termination fee or penalty resulting therefrom and (ii) at the option of the Indenture Trustee upon the termination or resignation of the Servicer hereunder, in which case the Servicer shall be solely responsible for any termination fee or penalty resulting therefrom. In addition, each Subservicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer and the Subservicers may enter into Subservicing Agreements and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements providing for, among other things, the delegation by the Servicer to a Subservicer of additional duties regarding the administration of the Mortgage Loans; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Noteholders, without the consent of the Noteholders holding at least 51% of the aggregate Voting Rights.

(b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Indenture Trustee, and the Noteholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

Section 5.03. Successor Subservicers.

The Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that upon termination, the Servicer shall either act as servicer of the related Mortgage Loans or enter into an appropriate contract with a successor Subservicer reasonably acceptable to the Indenture Trustee, pursuant to which such successor Subservicer will be bound by all relevant terms of the related Subservicing Agreement pertaining to the servicing of such Mortgage Loans.

Section 5.04. Liability of the Servicer.

(a) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall under all circumstances remain obligated and primarily liable to the Indenture Trustee and the Noteholders for the servicing and administering of the Mortgage Loans and any REO Property in accordance with this Agreement. The obligations and liability of the Servicer shall not be diminished by virtue of Subservicing Agreements or by virtue of indemnification of the Servicer by any Subservicer, or any other Person. The obligations and liability of the Servicer shall remain of the same nature and under the same terms and conditions as if the Servicer alone were servicing and administering the related Mortgage Loans. The Servicer shall, however, be entitled to enter into indemnification agreements with any Subservicer or other Person and nothing in this Agreement shall be deemed to limit or modify such indemnification. For the purposes of this Agreement, the Servicer shall be deemed to have received any payment on a Mortgage Loan on the date the Subservicer received such payment.

(b) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Custodian, the Indenture Trustee and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer, except as set forth in Section 3.05.

Section 5.05. Assumption or Termination of Subservicing Agreements by the Indenture Trustee.

(a) If the Indenture Trustee or its designee as the successor Servicer, shall assume the servicing obligations of the Servicer in accordance with Section 7.02 below, the Indenture Trustee or its designee as the successor Servicer, to the extent necessary to carry out the provisions of Section 7.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Servicer under each of the Subservicing Agreements. In such event, the Indenture Trustee or its designee as the successor Servicer shall be deemed to have assumed all of the Servicer’s rights and obligations therein and to have replaced the Servicer as a party to such Subservicing Agreements to the same extent as if such Subservicing Agreements had been assigned to the Indenture Trustee or its designee as a successor Servicer, except that the Indenture Trustee or its designee as a successor Servicer shall not be deemed to have assumed any obligations or liabilities of the Servicer arising prior to such assumption or as a result of the Indenture Trustee’s or its designee’s terminating any Subservicer upon the Indenture Trustee or its designee becoming successor Servicer and the Servicer shall not thereby be relieved of any liability or obligations under such Subservicing Agreements arising prior to such assumption or as a result of the Indenture Trustee’s or its designee’s terminating any Subservicer upon the Indenture Trustee or its designee becoming successor Servicer.

(b) The Indenture Trustee or its designee as the successor Servicer may terminate any Subservicer upon becoming successor Servicer. Any termination fees will be paid by the terminated Subservicer.

(c) In the event that the Indenture Trustee or its designee as successor Servicer assumes the servicing obligations of the Servicer under Section 7.02, upon the request of the Indenture Trustee or such designee as successor Servicer, the Servicer shall at its own expense deliver to the Indenture Trustee, or at its written request to such designee, originals or, if originals are not available, photocopies of all documents, files and records, electronic or otherwise, relating to the Subservicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreements, or responsibilities hereunder to the Indenture Trustee, or at its written request to such designee as successor Servicer.

Section 5.06. Collection of Mortgage Loan Payments.

(a) The Servicer will coordinate and monitor remittances by Subservicers to it with respect to the Mortgage Loans in accordance with this Agreement.

(b) The Servicer shall make its best reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow, and use its best reasonable efforts to cause Subservicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, the Servicer or the related Subservicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies; provided, however, that the Servicer or the related Subservicer may permit the foregoing only if it believes, in good faith, that recoveries of Monthly Payments will be maximized; provided further, however, with respect to Mortgage Loans insured by an MI Policy, that the Servicer may not without the prior written consent of the MI Insurer permit any waiver, modification or variance which would (a) reduce or eliminate the coverage provided under the MI Policy (b) change the loan rate, (c) forgive any payment of principal or interest, (d) lessen the lien priority or (e) extend the final maturity date of a Mortgage Loan past 12 months after the original maturity date on such Mortgage Loan. In the event the Servicer or related Subservicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Servicer shall nonetheless make an Advance or shall cause the related Subservicer to make an advance to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property; provided, however, that the obligation of the Servicer or the related Subservicer to make an Advance shall apply only to the extent that the Servicer believes, in good faith, that such advances are not Nonrecoverable Advances. The Servicer shall pay the amount of any waived prepayment charge at the time of payoff if such prepayment charge was waived for a reason other than that specified in this Section 3.06(b).

(c) Within five Business Days after the Servicer has determined that all amounts which it expects to recover from or on account of a Liquidated Mortgage Loan have been recovered and that no further Liquidation Proceeds will be received in connection therewith, the Servicer shall provide to the Indenture Trustee a Note of a Servicing Officer that such Mortgage Loan became a Liquidated Mortgage Loan as of the date of such determination.

(d) The Servicer shall establish a segregated account (the “Collection Account”), which shall be an Eligible Account, which shall be titled “Collection Account, JPMorgan Chase Bank, National Association, as Indenture Trustee for the registered holders of NovaStar Mortgage Funding Trust 20[    ]-[    ], Home Equity Loan Asset-Backed Notes, Series 20[    ]-[    ]”, in which the Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections in respect of the Mortgage Loans received by it after the Cut-Off Date or, with respect to the Subsequent Mortgage Loans, the Subsequent Cut-Off Date (other than in respect of the payments referred to in the following paragraph) within two Business Days following receipt thereof, including the following payments and collections received or made by it (without duplication):

(i) all payments of principal or interest on the Mortgage Loans received by the Servicer directly from Mortgagors or from the respective Subservicer;

(ii) the aggregate Repurchase Price of the Mortgage Loans purchased by the Servicer pursuant to Section 5.18;

(iii) Net Liquidation Proceeds;

(iv) all proceeds of any Mortgage Loans repurchased by the Seller pursuant to the Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Mortgage Loan pursuant to the Purchase Agreement;

(v) Insurance Proceeds, other than Net Liquidation Proceeds, and MI Insurance Proceeds resulting from any insurance policy maintained on a Mortgaged Property;

(vi) any Advance and any Compensating Interest payments; and

(vii) any other amounts received by the Servicer, including all Foreclosure Profits, assumption fees, prepayment penalties and any other fees that are required to be deposited in the Collection Account pursuant to this Agreement;

provided, however, that with respect to each Due Period, the Servicer shall be permitted to retain from payments actually collected in respect of interest on the Mortgage Loans, the Servicing Fee for such Due Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account late payment charges payable by Mortgagors, as further described in Section 5.15, or amounts received by the Subservicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Collection Account is so deposited, the Servicer may at any time (prior to being terminated under this Agreement) withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall keep records that accurately reflect the funds on deposit in the Collection Account that have been identified by it as being attributable to the Mortgage Loans and shall hold all collections in the Collection Account for the benefit of the Indenture Trustee, and the Noteholders, as their interests may appear.

Funds in the Collection Account may be invested in Eligible Investments with a maturity date no later than the Business Day immediately preceding the Servicer Remittance Date, but shall not be commingled with the Servicer’s own funds or general assets or with funds respecting payments on mortgage loans or with any other funds not related to the Notes. All such investments shall be made in the name of the Indenture Trustee for the benefit of the Noteholders, provided, however, that income earned on such Eligible Investments shall be for the account of the Servicer. Such funds shall be invested at the written direction of the Servicer or if the Servicer does not provide such written direction such funds shall be retained by the Indenture Trustee uninvested. The Servicer shall be obligated to cover losses on such Eligible Investments.

(e) The Servicer will require each Subservicer to hold all funds constituting collections on the Mortgage Loans, pending remittance thereof to the Servicer, in one or more accounts in the name of the Indenture Trustee meeting the requirements of an Eligible Account, and such funds shall not be invested. The Subservicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and any other funds. Each Subservicer shall make remittances to the Servicer no later than one Business Day following receipt thereof and the Servicer shall deposit into the Collection Account any such remittances received from any Subservicer within one Business Day following receipt by the Servicer.

Section 5.07. Withdrawals from the Collection Account.

(a) The Servicer shall, from time to time as provided herein, make withdrawals from the Collection Account of amounts on deposit therein pursuant to Section 5.06 that are attributable to the Mortgage Loans for the following purposes (without duplication):

(i) to deposit in the Distribution Account, by the Servicer Remittance Date prior to each Distribution Date, all collections on the Mortgage Loans required to be distributed from the Distribution Account on a Distribution Date;

(ii) to the extent deposited to the Collection Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 5.11, or Liquidation Expenses, paid pursuant to Section 5.13, such withdrawal right being limited to amounts received on particular Mortgage Loans (other than any Repurchase Price in respect thereof) which represent late recoveries of the payments for which such expenses were paid, or from related Liquidation Proceeds;

(iii) to pay to itself out of each payment received on account of interest on a Mortgage Loan as contemplated by Section 5.15, an amount equal to the related Servicing Fee (to the extent not retained pursuant to Section 5.06);

(iv) to pay to itself or the Seller, with respect to any Mortgage Loan or property acquired in respect thereof that has been purchased by the Seller, the Servicer or other entity, all amounts received thereon and not required to be distributed to Noteholders as of the date on which the related Repurchase Price is determined;

(v) to reimburse the Servicer or any Subservicer for any unreimbursed Advance of its own funds or any unreimbursed advance of such Subservicer’s own funds, the right of the Servicer or a Subservicer to reimbursement pursuant to this subclause (v) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or advance was made;

(vi) to reimburse the Servicer or any Subservicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Servicer or such Subservicer pursuant to Section 5.13: (x) in good faith in connection with the restoration of the related Mortgaged Property which was damaged by the uninsured cause, (y) in connection with the liquidation of such Mortgage Loan, or (z) with respect to an MI Claim Payment Advance made by the Servicer with respect to such Mortgage Loan;

(vii) to reimburse the Servicer or any Subservicer for any unreimbursed Nonrecoverable Advance previously made, and otherwise not reimbursed pursuant to this Section 5.07(a);

(viii) to withdraw any other amount deposited in the Collection Account that was not required to be deposited therein pursuant to Section 5.06;

(ix) to reimburse the Servicer for costs associated with the environmental report handling the presence of any toxic or hazardous substance on a Mortgaged Property as set forth in Section 5.13(c);

(x) to clear and terminate the Collection Account upon a termination pursuant to Section 9.01;

(xi) to pay to the Servicer income earned on Eligible Investments in the Collection Account;

(xii) to pay to the MI Insurer the monthly MI Premiums due under each MI Policy from payments received (or Advances made) on account of interest due on the related Mortgage Loan; and

(xiii) to make an Advance with respect to a Mortgage Loan that is Delinquent from funds held in the Collection Account as contemplated by Section 5.24, provided that the amount withdrawn for such an Advance is immediately deposited into the Distribution Account.

Withdrawals made pursuant to clause (xii) shall be made on a first priority basis. In connection with withdrawals pursuant to clauses (ii), (iii), (iv), (v) and (vi), the Servicer’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, and the Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such clauses.

(b) Notwithstanding the provisions of this Section 5.07, the Servicer may, but is not required to, allow the Subservicers to deduct from amounts received by them or from the related account maintained by a Subservicer, prior to deposit in the Collection Account, any portion to which such Subservicers are entitled as reimbursement of any reimbursable Advances made by such Subservicers.

Section 5.08. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

(a) The Servicer shall establish and maintain or cause the related Subservicer to establish and maintain, one or more Servicing Accounts. The Servicer or a Subservicer will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors.

(b) The deposits in the Servicing Accounts shall be held in trust by the Servicer or a Subservicer (and its successors and assigns) in the name of the Indenture Trustee. Such Servicing Accounts shall be Eligible Accounts and, if permitted by applicable law, invested in Eligible Investments held in trust by the Servicer or a Subservicer as described above and maturing, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn, and in no event later than 45 days after the date of investment; withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer or a Subservicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Agreement. Amounts received from Mortgagors for deposit into the Servicing Accounts shall be deposited in the Servicing Accounts by the Servicer within two days of receipt. The Servicer shall advance from its own funds amounts needed to pay items payable from the Servicing Accounts if the Servicer reasonably believes that such amounts are recoverable from the related Mortgagor. The Servicer shall comply with all laws relating to the Servicing Accounts, including laws relating to payment of interest on the Servicing Accounts. If interest earned by the Servicer on the Servicing Accounts is not sufficient to pay required interest on the Servicing Accounts, the Servicer shall pay the difference from its own funds. The Servicing Accounts shall not be the property of the Trust.

Section 5.09. Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Servicer shall provide, and shall cause any Subservicer to provide, to the Indenture Trustee, access to the documentation regarding the related Mortgage Loans and REO Property and to the Noteholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Custodian and Indenture Trustee shall also provide) access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer or the Subservicers that are designated by these entities; provided, however, that, unless otherwise required by law, the Servicer and any Subservicer shall not be required to provide access to such documentation if the provision thereof would violate the legal right to privacy of any Mortgagor; provided, further, however, that the Indenture Trustee shall coordinate its request for such access so as not to impose an unreasonable burden on, or cause an unreasonable interruption of, the business of the Servicer or any Subservicer. The Servicer, the Subservicers, the Indenture Trustee and the Custodian shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

Section 5.10. [Reserved].

Section 5.11. Maintenance of Hazard Insurance and Fidelity Coverage.

(a) The Servicer shall maintain and keep, or cause each Subservicer to maintain and keep, with respect to each Mortgage Loan and each REO Property, in full force and effect hazard insurance (fire insurance with extended coverage) equal to at least the lesser of the Principal Balance of the Mortgage Loan or the current replacement cost of the Mortgaged Property, and containing a standard mortgagee clause, provided, however, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless applicable state law requires a higher deductible, the deductible on such hazard insurance policy may be no more than $1,500 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, the required hazard insurance shall take the form of a multi-peril policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost. If the Servicer shall obtain and maintain a blanket policy consistent with its general mortgage servicing activities insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in this Section 5.11(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 5.11(a) and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause without any right of reimbursement. Any such deposit by the Servicer shall be made on the last Business Day of the Due Period in the month in which payments under any such policy would have been deposited in the Collection Account. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Trust, and the Indenture Trustee, claims under any such blanket policy.

(b) Any amounts collected by the Servicer or a Subservicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer’s or a Subservicer’s normal servicing procedures, the Mortgage Note, the Mortgage or applicable law) shall be deposited in the Collection Account.

(c) Any cost incurred by a Servicer or a Subservicer in maintaining any such individual hazard insurance policies shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Noteholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs of maintaining individual hazard insurance policies shall be recoverable by the Servicer or a Subservicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or by the Servicer from the Repurchase Price, to the extent permitted by Section 5.07.

(d) No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of the Mortgage Loan or at any subsequent time, the Mortgaged Property is located in a federally designated special flood hazard area, the Servicer shall ensure that, with respect to such Mortgage Loan or such REO Property, flood insurance is acquired (to the extent available and in accordance with mortgage servicing industry practice). Such flood insurance shall cover the Mortgaged Property, including all items taken into account in arriving at the Appraised Value on which the Mortgage Loan was based, and shall be in an amount equal to the lesser of (i) the Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,500 or 1% of the applicable amount of coverage, whichever is less.

(e) If insurance complying with Subsections 5.11 (a) and (d) has not been maintained and there shall have been a loss which would have been covered by such insurance had it been maintained, the Servicer shall pay, or cause the related Subservicer to pay, for any necessary repairs without any right of reimbursement.

(f) The Servicer shall present, or cause the related Subservicer to present, claims under any related hazard insurance or flood insurance policy.

(g) The Servicer shall obtain and maintain at its own expense, and shall cause each Subservicer to obtain and maintain at its own expense, and for the duration of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the

Servicer’s and such Subservicer’s officers, employees and other persons acting on its behalf in connection with its activities under this Agreement. The amount of coverage shall correspond with the FNMA/FHMLC levels presently maintained by the Servicer. The Servicer shall promptly notify the Indenture Trustee of any material change in the terms of such bond or policy. The Servicer shall provide annually by March 31st of each year, to the Indenture Trustee a certification stating that such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Servicer shall, to the extent possible, give the Indenture Trustee ten days’ notice prior to any such cessation and shall use its reasonable best efforts to obtain a comparable replacement bond or policy, as the case may be. Any amounts relating to the Mortgage Loans collected under such bond or policy shall be deposited in the Collection Account.

Section 5.12. Due-on-Sale Clauses; Assumption Agreements.

(a) In any case in which the Servicer is notified by any Mortgagor or Subservicer that a Mortgaged Property relating to a Mortgage Loan has been or is about to be conveyed by the Mortgagor, the Servicer shall enforce, or shall instruct such Subservicer to enforce, any due-on-sale clause contained in the related Mortgage to the extent permitted under the terms of the related Mortgage Note and by applicable law. The Servicer or the related Subservicer may repurchase a Mortgage Loan at the Repurchase Price when the Servicer requires acceleration of the Mortgage Loan, but only if the Servicer is satisfied, as evidenced by an Officers’ Note delivered to the Indenture Trustee, that such Mortgage Loan is in default or default is reasonably foreseeable. If the Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the Mortgage Loan does not contain a due-on-sale clause, the Servicer is authorized, and may authorize any Subservicer, to consent to a conveyance subject to the lien of the Mortgage, and, with the consent of the MI Insurer, if applicable, to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and unless prohibited by applicable state law, on condition, however, that the related Mortgage Loan shall continue to be covered by a hazard policy. In connection with any such assumption, no material term of the related Mortgage Note may be changed. The Servicer shall notify the Custodian and Indenture Trustee, whenever possible, before the completion of such assumption agreement, and shall forward to the Custodian the original copy of such assumption agreement, which copy shall be added by the Custodian to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

(b) Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a Mortgage Loan which the Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy.

Section 5.13. Realization Upon Defaulted Mortgage Loans.

(a) The Servicer shall, or shall direct the related Subservicer to, foreclose upon or otherwise comparably convert the ownership of properties securing any Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 5.06, except that the Servicer shall not, and shall not direct the related Subservicer to, foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of toxic waste or other environmental hazards thereon unless the Servicer follows the procedures in Subsection (c) below. In connection with such foreclosure or other conversion, the Servicer in conjunction with the related Subservicer, if any, shall use its best reasonable efforts to preserve REO Property and to realize upon defaulted Mortgage Loans in such manner as to maximize the receipt of principal and interest by the Noteholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 5.13(b). The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Noteholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds (respecting which it shall have priority for purposes of reimbursements from the Collection Account pursuant to Section 5.07) or through Insurance Proceeds (respecting which it shall have similar priority). The Servicer shall be responsible for all costs and expenses constituting Liquidation Expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation) as set forth in Section 5.07. Any income from or other funds (net of any income taxes) generated by REO Property shall be deemed for purposes of this Agreement to be Liquidation Proceeds.

Any subsequent collections with respect to any Liquidated Mortgage Loan shall be deposited to the Collection Account. For purposes of determining the amount of any Liquidation Proceeds or Insurance Proceeds, or other unscheduled collections, the Servicer may take into account any estimated additional Liquidation Expenses expected to be incurred in connection with the related defaulted Mortgage Loan.

In the event that a Mortgage Loan would be properly classified as a Liquidated Mortgage Loan but for the fact that not all MI Insurance Proceeds claimed under the related MI Policy have been received, the Servicer may, from its own funds, make an advance (an “MI Claim Payment Advance”) to the Collection Account in an amount not to exceed the claimed amount of such MI Insurance Proceeds not yet received. The Servicer shall not make any MI Claim Payment Advance with respect to a claim under an MI Policy if an MI Insurer Insolvency Event has occurred and is continuing with respect to the related MI Insurer. In the event that the MI Claim Payment Advance equals the claimed amount on such MI Policy, then upon the deposit of such MI Claim Payment Advance into the Collection Account the related Mortgage Loan shall be considered a “Liquidated Mortgage Loan.”

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or Note of sale shall be issued to the Indenture Trustee and held by the Custodian, who shall hold the same on behalf of Indenture Trustee and the Trust in accordance with the Agreement. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgaged Property shall (except as otherwise expressly provided herein) be considered to be an outstanding Mortgage Loan held as an asset of the Trust until such time as such property shall be sold.

(b) The Servicer shall not acquire any real property (or any personal property incident to such real property) on behalf of the Trust Fund except in connection with a default or reasonably foreseeable default of a Mortgage Loan. In the event that the Servicer acquires any real property (or personal property incident to such real property) on behalf of the Trust Fund in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the Servicer on behalf of the Trust Fund as soon as reasonably practicable, but in no event later than three years after its acquisition on behalf of the Trust Fund.

(c) With respect to any Mortgage Loan as to which the Servicer or a Subservicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the Mortgaged Property, the Servicer shall promptly notify the Indenture Trustee, and shall act in accordance with any such directions and instructions provided by the Indenture Trustee. If the Indenture Trustee has not provided directions and instructions to the Servicer in connection with any such Mortgage Loan within 5 days of a request by the Servicer for such directions and instructions, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding against the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage. The parties hereto acknowledge that the Servicer shall not obtain on behalf of the Trust a deed as a result or in lieu of foreclosure, and shall not otherwise acquire possession of or title to, or commence any proceedings to acquire possession of or title to, or take any other action with respect to, any Mortgaged Property, if the Trust could reasonably be considered to be a responsible party for any liability arising from the presence of any toxic or hazardous substance on the Mortgaged Property.

Section 5.14. Custodian to Cooperate; Release of Mortgage Files.

(a) Upon payment in full of any Mortgage Loan, the Servicer will immediately notify the Custodian and the Indenture Trustee by a certification signed by a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account have been so deposited) and shall request delivery to the Servicer or Subservicer, as the case may be, of the Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Indenture Trustee, shall promptly cause to be released the related Mortgage File to the Servicer or Subservicer and the Indenture Trustee shall execute and deliver to the Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage (furnished by the Servicer), together with the Mortgage Note with written evidence of cancellation thereon.

(b) From time to time as is appropriate, for the servicing or foreclosure of any Mortgage Loan or collection under an insurance policy, the Servicer may deliver to the Indenture Trustee and the Custodian a Request for Release signed by a Servicing Officer on behalf of the Servicer in substantially the form attached as Exhibit E hereto. Upon receipt of the Request for

Release, the Custodian, on behalf of the Indenture Trustee, shall deliver the Mortgage File or any document therein to the Servicer or Subservicer, as the case may be, as bailee for the Indenture Trustee.

(c) The Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 5.14(b) to be returned to the Custodian when the need therefor no longer exists, and in any event within 21 days of the Servicer’s receipt thereof, unless the Mortgage Loan has become a Liquidated Mortgage Loan and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or such Mortgage File is being used to pursue foreclosure or other legal proceedings. Prior to return of a Mortgage File or any document to the Custodian, the Servicer, the related insurer or Subservicer to whom such file or document was delivered shall retain such file or document in its respective control as bailee for the Custodian, on behalf of the Indenture Trustee, unless the Mortgage File or such document has been delivered to an attorney, or to a public Indenture Trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian and the Indenture Trustee, a Note of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. If a Mortgage Loan becomes a Liquidated Mortgage Loan, the Custodian, on behalf of the Indenture Trustee, shall deliver the Request for Release with respect thereto to the Servicer upon deposit of the related Liquidation Proceeds in the Collection Account.

(d) The Indenture Trustee shall execute and deliver or cause to be executed and delivered to the Servicer any court pleadings, requests for Indenture Trustee’s sale or other documents necessary (i) for the foreclosure or Indenture Trustee’s sale with respect to a Mortgaged Property; (ii) for any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage; (iii) to obtain a deficiency judgment against the Mortgagor; or (iv) to enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity. Together with such documents or pleadings the Servicer shall deliver to the Indenture Trustee a Note of a Servicing Officer in which it requests the Indenture Trustee to execute or cause to be executed the pleadings or documents. The Note shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the Indenture Trustee’s execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the insurance policies or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or Indenture Trustee’s sale.

Section 5.15. Servicing Compensation.

(a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee from full payments of accrued interest on each Mortgage Loan. The Servicer shall be solely responsible for paying any and all fees with respect to a Subservicer, and the Indenture Trustee and the Trust Fund shall not bear any fees, expenses or other costs directly associated with any Subservicer.

(b) The Servicer may retain additional servicing compensation in the form of late payment charges, to the extent such charges are collected from the related Mortgagors and investment earnings on the Collection Account. The Servicer shall be required to pay all expenses it incurs in connection with servicing activities under this Agreement and shall not be entitled in connection with servicing activities under this Agreement to reimbursement except as provided in this Agreement. Expenses to be paid by the Servicer without reimbursement under this Subsection 5.15(b) shall include payment of the expenses of the accountants retained pursuant to Section 5.17.

Section 5.16. Annual Statements of Compliance.

(a) Within 75 days after December 31 of each year, beginning in 200[ ], the Servicer at its own expense shall deliver to the Indenture Trustee and the Rating Agencies, an Officers’ Note stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled its obligations under this Agreement in all material respects for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default; (iii) a review of the activities of each Subservicer during the Subservicer’s most recently ended calendar year and its performance under its Subservicing Agreement has been made under such officer’s supervision; and (iv) to the best of the Servicing Officer’s knowledge, based on his review and the certification of an officer of the Subservicer (unless the Servicing Officer has reason to believe that reliance on such certification is not justified), either each Subservicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement and its Subservicing Agreement in all material respects throughout the year, or, if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, specifying the nature and status of each such default known to the Servicing Officer. Copies of such statements shall be provided by the Servicer to the Noteholders upon request or by the Indenture Trustee at the expense of the Servicer should the Servicer fail to provide such copies.

(b) The Servicer and the Indenture Trustee will deliver to the Issuing Entity, the Rating Agencies and the Sponsor on or before March 1st of each year, beginning March 1st, 20[    ], an Officer’s Note (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (a) a review of the activities of each such party, during the preceding calendar year and of its performance under this Agreement has been made under such officer’s supervision and (b) to the best of such officers’ knowledge, based on such review, each such party has fulfilled all of its material obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. In the event that the Indenture Trustee or the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a subservicer or subcontractor that meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, the Servicer, the Indenture Trustee or the related servicer (as the case may be) shall deliver a similar Annual Statement of Compliance by that subservicer or subcontractor to the Indenture Trustee as described above as and when required with respect to the servicer.

(c) The Servicer shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria. Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, [the Indenture Trustee] (the “Attesting Party”) shall deliver to the Servicer on or before March 10th (with a 5 calendar day cure period) of each calendar year beginning in 2007, a report regarding such Attesting Party’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year. The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

(i) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting Party;

(ii) A statement by such officer that such Attesting Party used the Servicing Criteria attached as Exhibit [    ] hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

(iii) An assessment by such officer of the related Attesting Party’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans;

(iv) A statement that a registered public accounting firm has issued an attestation report on the related Attesting Party’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(v) A statement as to which of the Servicing Criteria, if any, are not applicable to such Attesting Party, which statement shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit [    ] hereto which are indicated as applicable to the related Attesting Party.

On or before March 1st of each calendar year beginning in 20[    ], each Attesting Party specified in this Section shall furnish to the Indenture Trustee and the Depositor a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Servicer [or the Indenture Trustee, as the case may be] shall cause any subservicer, and each subcontractor determined by the it to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Indenture Trustee and the Depositor an Assessment of Compliance and Attestation Report as and when provided above along with an indication of what Servicing Criteria are addressed in such assessment.

Such Assessment of Compliance, as to any subservicer, shall at a minimum address each of the Servicing Criteria specified on Exhibit [    ] hereto which are indicated as applicable to any “primary servicer.” The Indenture Trustee shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Servicing Criteria for each party as set forth on Exhibit [    ] and notify the Depositor of any exceptions. Notwithstanding the foregoing, as to any subcontractor (as defined in the related servicing agreement), an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Issuing Entity.

[The Indenture Trustee shall also provide an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit [    ] hereto which are indicated as applicable to the “Indenture Trustee.” In addition, the Indenture Trustee shall deliver to the Sponsor and the Depositor an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit [    ] hereto which are indicated as applicable to a “custodian.”]

Section 5.17. Annual Independent Public Accountants’ Servicing Report.

(a) Within 75 days after December 31 of each year, beginning in 200[ ], the Servicer, at its expense, shall cause a firm of independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a statement to the Servicer, which will be provided to the Indenture Trustee, and the Rating Agencies, to the effect that, in connection with the firm’s examination of the Servicer’s financial statements as of the end of such calendar year, nothing came to their attention that indicated that the Servicer was not in compliance with Sections 5.06, 5.07 and 5.08 except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

(b) Within 75 days after December 31 of each year, beginning in 200[ ], the Servicer, at its expense, shall, and shall cause each Subservicer to cause, a nationally recognized firm of independent certified public accountants to furnish to the Servicer or such Subservicer, as the case may be, a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer or such Subservicer, as the case may be, which includes an assertion that the Servicer or such Subservicer, as the case may be, has complied with certain minimum mortgage loan servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the Servicer shall or shall cause each Subservicer to furnish a copy of such report to the Indenture Trustee and the Rating Agencies.

Section 5.18. Optional Purchase of Defaulted Mortgage Loans.

The Servicer shall have the right, but not the obligation, to purchase any Mortgage Loan which becomes 90 days or more delinquent at a purchase price equal to the Repurchase Price (a) within 29 days after the date the Mortgage Loan becomes 90 days delinquent or (b) on the date the Servicer liquidates the related Mortgaged Property. The procedure for such purchase shall be the same as for a repurchase made by the Seller under the Purchase Agreement. With respect to any Mortgage Loans being purchased pursuant to this Section 5.18, the Servicer shall purchase the most delinquent Mortgage Loans before purchasing other less delinquent Mortgage Loans. The Servicer or the related Subservicer may purchase a Mortgage Loan at the Repurchase Price when the Servicer requires acceleration of the Mortgage Loan, but only if the Servicer is satisfied, as evidenced by an Officers’ Note delivered to the Indenture Trustee, that such Mortgage Loan is in default or default is reasonably foreseeable.

Section 5.19. Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property.

The Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property, the Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J, Section 6050H (reports relating to mortgage interest received) and Section 6050P of the Code (reports relating to cancellation of indebtedness).

Section 5.20. [Reserved].

Section 5.21. [Reserved].

Section 5.22. Servicing and Administration of the MI Policies.

(a) The Servicer shall take all such actions on behalf of the Indenture Trustee as are necessary to service, maintain and administer the MI Policies and to perform the Indenture Trustee’s obligations and enforce the Indenture Trustee’s rights under the MI Policies, which actions shall conform to the standards of an institution prudently administering MI Policies for its own account. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Trust to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the MI Policies. The Servicer shall make its best reasonable efforts to file all insured claims under the MI Policies and collect from the MI Insurer all Insurance Proceeds due to the Indenture Trustee under the MI Policies. The Servicer shall not take, or permit any subservicer to take, any action which would result in non-coverage under any applicable MI Policy of any loss which, but for the actions of the Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the

Servicer shall keep or cause to be kept in full force and effect each such MI Policy for the life of the Mortgage Loan; provided, however, that if a MI Insurer Insolvency Event has occurred and is continuing, the Servicer may terminate the MI Policy on any Mortgage Loan that is not then past due. The Servicer shall cooperate with the MI Insurer and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Servicer or to which the Servicer has access with respect to any Mortgage Loan.

(b) The Servicer shall deposit into the Collection Account pursuant to Section 5.06(d)(v) hereof all MI Insurance Proceeds received from the MI Insurer under the terms of the MI Policies. The Servicer shall withdraw from the Collection Account and pay to the MI Insurer pursuant to Section 5.07(a)(xii) hereof, the monthly MI Premiums due to the MI Insurer in accordance with the terms of the MI Insurance Agreements. In the event that the Indenture Trustee has actual knowledge that any MI Premiums have in fact not been paid, the Indenture Trustee shall distribute such amounts (in such amounts as specified by the MI Insurer in writing) to the MI Insurer from the Interest Remittance Amount for the related Mortgage Loans, at the same level of priority as the Indenture Trustee Fee.

(c) Notwithstanding the provisions of Subsection 5.22(a) and (b), the Servicer shall not take any action in regard to the MI Policies inconsistent with the interests of the Indenture Trustee or the Noteholders or with the rights and interests of the Indenture Trustee or the Noteholders under this Agreement; provided, however, that payments of the monthly MI Premiums to the MI Insurer pursuant to Subsection 5.22(b) above and Section 5.07(a)(xii) hereof shall be deemed not to be inconsistent with such interests.

(d) The Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer to service and administer the MI Policies; provided, however, that the Indenture Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

(e) If at any time during the term of this Agreement, a MI Insurer Insolvency Event has occurred and is continuing, the Servicer agrees to review, not less often than monthly, the financial condition of the related MI Insurer with a view towards determining whether recoveries under the MI Policy are jeopardized for reasons related to the financial condition of the related MI Insurer. In such event, the Servicer may obtain an additional MI Policy or a replacement MI Policy, the MI Premiums on which would be paid by the Servicer from the Collection Account pursuant to Section 5.07(a)(xii) hereof.

(f) The Servicer shall comply with all other terms, conditions and obligations set forth in the MI Policies.

Section 5.23. Determination Date Reports.

On the second Business Day following each Determination Date, the Servicer shall deliver to the Indenture Trustee a report, prepared as of the close of business on the Determination Date (the “Determination Date Report”), and shall forward to the Indenture Trustee in the form of computer readable electromagnetic tape or disk a copy of such report in a format acceptable to the Indenture Trustee. The Determination Date Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably available to the Servicer and that is required by the Indenture Trustee for purposes of making the calculations and providing the reports referred to in this Agreement, as set forth in written specifications or guidelines issued by the Indenture Trustee from time to time. Such information shall include the aggregate amounts required to be withdrawn from the Collection Account and deposited into the Distribution Account pursuant to Section 5.07. Such information shall also include (a) the number of Mortgage Loans that prepaid in the previous month; (b) the loan balance of each such Mortgage Loan; (c) whether a prepayment penalty was applied to such Mortgage Loan; and (d) the amount of prepayment penalty with respect to each such Mortgage Loan. The Servicer agrees to cooperate with the Indenture Trustee in providing all information as is reasonably requested by the Indenture Trustee to prepare the reports required under the Agreement.

The determination by the Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Indenture Trustee shall be fully protected in relying upon the same without any independent check or verification.

Section 5.24. Advances.

If any Monthly Payment (together with any advances from the Subservicers) on a Mortgage Loan that was due on the immediately preceding Due Date and delinquent on the Determination Date is delinquent other than as a result of application of the Relief Act, the Servicer will deposit in the Collection Account not later than the Servicer Remittance Date immediately preceding the related Distribution Date an amount equal to such deficiency net of the related Servicing Fee for such Mortgage Loan, except to the extent the Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on such Mortgage Loan. Subject to the foregoing and in the absence of such a determination, the Servicer shall continue to make such advances through the date that the related Mortgaged Property has, in the judgment of the Servicer, been completely liquidated.

The Servicer may fund an Advance from its own corporate funds, advances made by any subservicer or funds held in the Collection Account for future payment or withdrawal.

Advances made from funds held in the Collection Account may be made by the Servicer from subsequent collections of principal and interest received on other Mortgage Loans and deposited into the Collection Account. Advances made from the Collection Account are not limited to subsequent collections of principal and interest received on the delinquent Mortgage Loan with respect to which an Advance is made. If on the Servicer Remittance Date prior to any Distribution Date funds in the Collection Account are less than the amount required to be paid to the Noteholders on such Distribution Date, then the Servicer shall deposit its own funds into the Distribution Account in the amount of the lesser of (i) any unreimbursed Advances previously made by the Servicer with funds held in the Collection Account or (ii) the shortfall in the Collection Account, provided, however, that in no event shall the Servicer deposit into the Collection Account an amount that is less than any shortfall in the Collection Account attributable to delinquent payments on Mortgage Loans which the Servicer deems to be recoverable and which has not been covered by an Advance from the Servicer’s own corporate funds or any subservicer’s funds. If applicable, on the Servicer Remittance Date preceding each

Distribution Date, the Servicer shall present an Officers’ Note to the Indenture Trustee (i) stating that the Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

Section 5.25. Compensating Interest Payments.

The Servicer shall deposit in the Collection Account not later than the Servicer Remittance Date preceding the Distribution Date an amount equal to the Compensating Interest related to the related Determination Date. The Servicer shall not be entitled to any reimbursement of any Compensating Interest payment.

Section 5.26. Advance Facility.

(a) The Servicer on behalf of the Trust Fund, is hereby authorized to enter into a facility (such an arrangement, an “Advance Facility”) with any Person which provides that such Person (an “Advancing Person”) may fund Advances and/or Servicing Advances under this Agreement, although no such facility shall reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or Servicing Advances. No consent of the Indenture Trustee, Noteholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Indenture Trustee or the Noteholders be a third party beneficiary of any obligation of an Advancing Person to the Servicer. If the Servicer enters into an Advance Facility, the Servicer and the related Advancing Person shall deliver to the Indenture Trustee at the address set forth in Section 11.06 hereof a written notice (an “Advance Facility Notice”) (in the form attached hereto as Exhibit K), stating (a) the identity of the Advancing Person and (b) the identity of the Person (the “Servicer’s Assignee”) that will, subject to Section 5.26(b) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 5.07 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances (“Advance Reimbursement Amounts”). If the Servicer enters into such an Advance Facility pursuant to this Section 5.26, the Indenture Trustee shall execute the acknowledgment of the Advance Facility Notice, as prepared by the Servicer confirming its receipt of written notice of the existence of such Advance Facility. To the extent that an Advancing Person purchases or funds any Advance or any Servicing Advance and provides the Indenture Trustee with written notice (in the form attached hereto as Exhibit K) acknowledged by the Servicer that such Advancing Person is entitled to reimbursement directly from the Indenture Trustee pursuant to the terms of the Advance Facility, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 5.26(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed, the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Indenture Trustee, on behalf of the Trust Fund, rather than the Servicer, the Advancing Person’s wire transfer instructions, and include the Servicer’s acknowledgment thereto or proof of an Event of Default under the Advance Facility. The Indenture Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person’s notice provided pursuant to this Section 5.26. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Sub-Servicer pursuant to Section 7.06 hereof.

(b) Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer’s Assignee shall only be entitled to reimbursement of Advance reimbursement amounts hereunder from withdrawals from the Collection Account pursuant to Section 5.07 of this Agreement and shall not otherwise be entitled to make withdrawals or receive amounts that shall be deposited in the Distribution Account, and (ii) none of the Indenture Trustee or the Noteholders shall have any right to, or otherwise be entitled to, receive any Advance reimbursement amounts to which the Servicer or Servicer’s Assignee, as applicable, shall be entitled pursuant to Section 5.07 hereof. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advancing Person. Written notice of such termination shall be delivered to the Indenture Trustee in the manner set forth in Section 11.06 hereof. None of the Company or the Indenture Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance reimbursement amount, nor, as a result of the existence of any Advance Facility, shall the Company or the Indenture Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance reimbursement amounts to the Servicer’s Assignee. The Servicer shall indemnify the Company, the Indenture Trustee, any successor Servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Company, the Indenture Trustee or any successor Servicer, as the case may be, or failure by the successor Servicer or the Indenture Trustee, as the case may be, to remit funds as required by this Agreement or the commission of an act or omission to act by the successor Servicer or the Indenture Trustee, as the case may be, and the passage of any applicable cure or grace period, such that an Event of Default under this Agreement occurs or such entity is subject to termination for cause under this Agreement. The Servicer shall maintain and provide to any successor Servicer and, upon request, the Indenture Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(c) If an Advancing Person is entitled to reimbursement for any particular Advance or Servicing Advance as set forth in Section 5.26(a), then the Servicer shall not be permitted to reimburse itself therefor under Section 5.07, but instead the Servicer shall include such amounts in the applicable remittance to the Indenture Trustee made pursuant to Section 5.06(d) to the extent of amounts on deposit in the Collection Account on the related Servicer Remittance Date. The Indenture Trustee is hereby authorized to pay to an Advancing Person reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 5.07, had the Servicer made such Advance or Servicing Advance.

(d) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a “first in first out” (FIFO) basis. In the event the Servicer’s Assignee shall have received some or all of an Advance reimbursement amount related to Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advancing Person in error, then such

Servicer’s Assignee shall be required to remit any portion of such Advance reimbursement amount to each Person entitled to such portion of such Advance reimbursement amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed pursuant to Section 5.07 for all Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance reimbursement amounts have not been assigned, sold or pledged to such Advancing Person or Servicer’s Assignee.

(e) In the event the Servicer is terminated pursuant to Section 8.01, the Advancing Person shall succeed to the terminated Servicer’s right of reimbursement set forth in Section 8.02 to the extent of such Advancing Person’s financing of Advances or Servicing Advances hereunder then remaining unreimbursed.

(f) Any amendment to this Section 5.26 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 5.26, including amendments to add provisions relating to a successor Servicer, may be entered into by the Indenture Trustee, the Company and the Servicer without the consent of any Noteholder, provided such amendment complies with Section 11.03 hereof. All reasonable costs and expenses (including attorneys’ fees) of each party hereto of any such amendment shall be borne solely by the Servicer. The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by, sold and/or pledged to an Advancing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Indenture Trustee and the Trust Fund are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advancing Person; (b) the Servicer will be responsible for remitting to the Advancing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances purchased or funded by the Advancing Person, subject to the provisions of this Agreement; and (c) the Indenture Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advancing Person.

ARTICLE VI

APPLICATION OF FUNDS

Section 6.01. Deposits to the Payment Account. By 12:00 noon (Eastern Time) on each Servicer Remittance Date, the Servicer shall remit to the Indenture Trustee for deposit in the Payment Account, from funds on deposit in the Collection Account, an amount equal to the Servicer Remittance Amount with respect to the related Payment Date, minus any portion thereof payable to the Servicer pursuant to Section 6.03.

Section 6.02. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of all money and other property payable to or receivable by the Indenture Trustee pursuant to this Agreement, including all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Indenture Trustee by the Servicer. The Indenture Trustee shall hold all such money and property received by it, as part of the Trust Estate and shall apply it as provided in the Indenture.

Section 6.03. Application of Principal and Interest. In the event that Net Liquidation Proceeds on a Liquidated Mortgage Loan are less than the Principal Balance of the related Mortgage Loan plus accrued interest thereon, or any Mortgagor makes a partial payment of any Monthly Payment due on a Mortgage Loan, such Net Liquidation Proceeds or partial payment shall be applied to payment of the related Mortgage Note as provided therein, and if not so provided, first to interest accrued at the Mortgage Interest Rate and then to principal.

Section 6.04. [Reserved.]

Section 6.05. Compensating Interest. Not later than the Servicer Remittance Date, the Servicer shall remit to the Indenture Trustee (without right to reimbursement therefor) for deposit into the Payment Account, an amount equal to, for all of the Mortgage Loans, the lesser of (a) the Prepayment Interest Shortfalls for all of the Mortgage Loans for the related Payment Date resulting from Principal Prepayments in full during the related Prepayment Period and (b) its aggregate Servicing Fee with respect to all of the Mortgage Loans for the related Due Period (the “Compensating Interest”).

Section 6.06. [Reserved.]

ARTICLE VII

THE SERVICER AND THE COMPANY

Section 7.01. Liability of the Servicer and the Company.

The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by Servicer herein. The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company.

Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Company.

Any entity into which the Servicer or Company may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Company shall be a party, or any corporation succeeding to the business of the Servicer or the Company, shall be the successor of the Servicer or the Company, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 8.02 with respect to the qualifications of a successor Servicer.

Section 7.03. Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Noteholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder.

The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Notes, including any amount paid to the Trustee pursuant to Section 7.06(b), other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Servicer shall be entitled to be reimbursed therefor. The Servicer’s right to indemnity or reimbursement pursuant to this Section 7.03 shall survive any resignation or termination of the Servicer pursuant to Section 7.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any reimbursements or indemnification to the Servicer from the Trust pursuant to this Section 7.03 shall be payable in the priority set forth in Section 8.02 of the Indenture.

Section 7.04. Servicer Not to Resign.

Subject to the provisions of Section 7.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of then current rating of the Notes; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee or its designee as successor Servicer shall have assumed the Servicer’s responsibilities and obligations hereunder or shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Noteholder for any amounts paid by the Servicer pursuant to any provision of this Pooling and Agreement. Any such determination permitting the resignation of the Servicer under clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

Section 7.05. Delegation of Duties.

In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with the same standards with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04.

Section 7.06. Servicer to Pay Trustee’s Fees and Expenses; Indemnification.

(a) The Servicer covenants and agrees to pay to the Trustee and any co-trustee of the Trustee from time to time, and the Trustee and any such co-trustee shall be entitled to, reasonable compensation, including all indemnification payments (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts created hereunder and in the exercise and performance of any of the powers and duties and the Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee of the Trustee in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Servicer agrees to indemnify the Trustee for, and to defend and hold, the Trustee harmless against, any claim, tax, penalty, loss, liability or expense of any kind whatsoever, incurred without gross negligence or willful misconduct on the part of the Trustee as such and/or in its individual capacity, arising out of, or in connection with, the performance of the Trustee’s duties under this Agreement or the other Basic Documents, including the reasonable costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties hereunder, provided that:

(i) with respect to any such claim, the Trustee shall have given the Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Servicer, which consent shall not be unreasonably withheld.

No termination of this Agreement and resignation and removal of the Trustee shall affect the obligations created by this Section 7.06 of the Servicer to indemnify the Trustee under the conditions and to the extent set forth herein. This section shall survive the termination of this Agreement and resignation and removal of the Trustee. Any amounts to be paid by the Servicer pursuant to this Subsection may not be paid from the Trust Fund except as provided in Section 6.03.

Notwithstanding the foregoing, the indemnification provided by the Servicer in this Section 7.06 shall not pertain to any loss, liability or expense of the Trustee including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Noteholders, as the case may be, pursuant to the terms of this Agreement.

(c) The Servicer agrees to indemnify the Trust Fund in an amount equal to the amount of any claim made under a MI Policy for which coverage is denied by the MI Insurer because (and if the MI Insurer’s denial of coverage is contested by the Servicer, a court or arbitrator finally determines that coverage is not available under the MI Policy because) of the Servicer’s failure to abide by the terms of the MI Policy or the MI Insurance Agreement or the Servicer’s failure to abide by the NFI Underwriting Guidelines or the NFI Servicing Guidelines, as attached to the MI Insurance Agreement.

(d) In the event the Trustee becomes the Servicer pursuant to Section 8.02 hereof, the Trustee shall not be obligated, in its individual capacity, to pay any obligation of the Servicer under clause (a), (b) or (c) above.

ARTICLE VIII

DEFAULT

Section 8.01. Servicing Default.

(a) If any one of the following events (a “Servicing Default”) shall occur and be continuing:

(i) Any failure by the Servicer to deposit in the Collection Account or Distribution Account (A) any Advances and Compensating Interest or (B) any other Deposit required to be made under the terms of this Agreement, which, in the case of this clause (B), continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Holders of Notes evidencing at least 25% of the Voting Rights; or

(ii) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, which failure, in each case, materially and adversely affects the interests of Noteholders or the breach of any representation or warranty of the Servicer in this Agreement which materially and adversely affects the interests of the Noteholders, and which in either case continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Holders of Notes evidencing at least 25% of the Voting Rights; or

(iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v) The Cumulative Loss Percentage exceeds (a) with respect to the first 12 Distribution Dates, [        ]%, (b) with respect to the next 12 Distribution Dates, [        ]% (c) with respect to the next 12 Distribution Dates, [        ]%, (d) with respect to the next 12 Distribution Dates, [        ]%, (e) with respect to the next 12 Distribution Dates, [        ]%, (f) and with respect to all Distribution Dates thereafter, [        ]%; or

(vi) Realized Losses on the Mortgage Loans over any twelve-month period exceeds [        ]% of the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount; or

(vii) The Rolling 90 Day Delinquency Percentage exceeds [        ]%.

(b) then, and in each and every such case, so long as a Servicing Default shall not have been remedied within the applicable grace period, (x) with respect solely to clause

(i)(A) above, if such Advance is not made by 5:00 P.M., New York time, on the Business Day immediately following the Servicer Remittance Date (provided the Trustee shall give the Servicer notice of such failure to advance by 5:00 P.M. New York time on the Servicer Remittance Date), the Trustee shall terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 8.02, shall assume, pursuant to Section 8.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii), (iv), (v) and (vi) and (vii) above, the Trustee shall, at the direction of the Holders of Notes evidencing at least 51% of the Voters Rights, by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Notes), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to the Trustee, each Rating Agency, the Company and the Seller. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or other Successor Servicer appointed in accordance with Section 8.02.

Section 8.02. Indenture Trustee to Act: Appointment of Successor. (a) (i) On and after the time the Servicer receives a notice of termination pursuant to Section 8.01, or the Indenture Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 7.04, or the Servicer is removed as Servicer pursuant to this Article VII, in which event the Indenture Trustee shall promptly notify the Rating Agencies, and except as otherwise provided in this Section 8.02, the Indenture Trustee (provided the Indenture Trustee receives 20 days’ prior written notice) or another successor servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Indenture Trustee or another successor servicer and the Indenture Trustee shall take such action, consistent with this Agreement, as shall be necessary to effect any such succession. If the Indenture Trustee or any other successor servicer is acting as Servicer hereunder, it shall be subject to termination under Section 8.01 upon the occurrence or continuation of a Servicer Event of Default applicable to it as Servicer. The Indenture Trustee hereby agrees to act as successor servicer pursuant to the terms of this Agreement upon the termination or resignation of the Servicer as provided in this Section 8.02, provided that the Indenture Trustee receives all of the necessary documents relating to the Mortgage Loans and computer records reflecting the status of the Mortgage Loans as of the date of such transfer of servicing. The Indenture Trustee and any successor servicer will not be obligated to incur any expenses or costs (including, without limitation, legal fees and the preparation and recording of all intervening assignments of mortgage) in connection with the transfer of servicing of the Mortgage Loans to the Indenture Trustee, as successor servicer, or any other successor servicer, as applicable, or to compel the performance of any obligations by any party to this Agreement. Any successor servicer and the Indenture Trustee prior to its becoming the successor servicer shall not be liable for any actions, omissions or defaults of any servicer prior to it or breaches of representations and warranties of the servicer prior to it. The Indenture Trustee or any other successor servicer, as successor servicer, shall be obligated to pay Compensating Interest pursuant to Section 5.25 in any event and to make Delinquency Advances pursuant to Section 5.24 unless, and only to the extent the successor servicer determines reasonably and in good faith that such advances would not be recoverable from the proceeds of the related Mortgage

Loan pursuant to Section 5.24, such determination to be evidenced by a certification of a Responsible Officer of the successor servicer delivered to the Indenture Trustee. Furthermore, neither the Indenture Trustee nor any successor servicer shall be obligated to fund any resulting discrepancy or shortfall in the Collection Account. Upon the transfer of the servicing of the Mortgage Loans, the Indenture Trustee shall provide the successor servicer with an officer’s certificate that contains: (i) a complete description of all Events of Default by the Servicer under the Agreement of which a Responsible Officer of the Indenture Trustee has actual knowledge, which have not been fully cured and (ii) confirmation that the Servicer Remittance Report and the reports described in Sections 5.09 and 5.10 have been timely filed by the Servicer with the Indenture Trustee.

(ii) In the event that any successor servicer is terminated or resigns pursuant to this Agreement or otherwise becomes unable to perform its obligations under this Agreement, the Indenture Trustee will appoint a successor servicer in accordance with the provisions of this Section 8.02; provided, that any successor servicer, shall satisfy the requirements set forth in Section 8.02(b) and shall be approved by the Rating Agencies.

(b) Any successor servicer hereunder (other than the Indenture Trustee) shall be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or Freddie Mac, having equity of not less than $5,000,000 as determined in accordance with GAAP, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.

(c) In the event the Indenture Trustee is the successor servicer, it shall be entitled to the same Servicing Compensation (including the Servicing Fee as adjusted pursuant to the definition thereof) and other funds pursuant to Section 5.08 hereof as the Servicer if the Servicer had continued to act as servicer hereunder.

(d) The Indenture Trustee and any successor servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Indenture Trustee and any successor servicer in effecting the termination of the Servicer’s servicing responsibilities and rights hereunder and shall promptly provide the Indenture Trustee, or such successor servicer, as applicable, at the Servicer’s cost and expense, all documents and records reasonably requested by it to enable it to assume the Servicer’s functions hereunder and shall promptly also transfer to the Indenture Trustee, or such successor servicer, as applicable, all amounts that then have been or should have been deposited in the Collection Account by the Servicer or that are thereafter received with respect to the Mortgage Loans, including without limitation all Liquidation Proceeds and Insurance Proceeds, and payments of insurance deductible amounts by the Servicer pursuant to Section 5.04(b) with respect to all insurance claims arising during the Servicer’s tenure. Any collections received by the Servicer after such removal or resignation shall be endorsed by it to the Indenture Trustee or a successor servicer, as applicable, and remitted directly to the Indenture Trustee (or, at the direction of the Indenture Trustee, to any other successor servicer). Neither the Indenture Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof caused by

(i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. The Servicer shall not resign as Servicer until a successor servicer has been appointed.

(e) In the event that the Servicer is terminated hereunder and no successor servicer has been appointed hereunder, the Indenture Trustee may appoint a successor servicer (which may be an affiliate of the Indenture Trustee) or petition a court of competent jurisdiction to appoint a successor servicer. Pending appointment of such a successor servicer hereunder, the Indenture Trustee shall be the successor servicer and act in such capacity; provided, however, that the Indenture Trustee, in its capacity as successor servicer pending appointment of another successor servicer, (i) shall be obligated to make Delinquency Advances or Servicing Advances only to the extent that the Indenture Trustee deems such advances to be recoverable, (ii) shall be obligated to make Compensating Interest payments in respect of any Payment Date only to the extent of any Servicing Fee received by the Indenture Trustee in respect of such Payment Date, (iii) shall not be obligated to perform any other duties or obligations of the Servicer hereunder until the Indenture Trustee has received all servicing records and files from the predecessor servicer and in no event later than 90 days following the termination of the Servicer; provided, however, the Indenture Trustee shall use its reasonable efforts to perform the duties and obligations of the Servicer prior to the end of such 90 day period, (iv) shall not be obligated to perform any of the administrative duties specified in Section 5.23 hereof, and (v) shall be entitled to payment of all Servicing Compensation. In connection with any appointment and assumption of duties of a successor servicer, the Indenture Trustee may make such arrangements for the compensation of such successor servicer out of payments on Mortgage Loans; provided, however, that such compensation may not be in excess of that permitted the Servicer pursuant to Section 5.08, together with other Servicing Compensation. The Servicer, the Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(f) In the event the Indenture Trustee, or any successor servicer incurs out-of-pocket expenses other than Servicing Advances or Delinquency Advances in connection with the transfer of servicing hereunder, which expenses are required to be borne by the Servicer hereunder, and such expenses are not promptly reimbursed by the Servicer or recoverable out of amounts reimbursable to the Servicer out of the Collection Account, the Indenture Trustee shall make such reimbursement to the applicable party out of funds in the Payment Account on any Payment Date after all Payments to Noteholders on such Payment Date have been made but before any distribution to the Noteholders. The right of the Indenture Trustee to reimbursement from the Payment Account for any of the Indenture Trustee’s costs and expenses in connection with the transfer of any servicing hereunder shall be in addition to any rights of the Indenture Trustee to indemnification and reimbursement under the Indenture.

(g) In the event that the Servicer is terminated or resigns hereunder, and at such time the Servicer has made unreimbursed Delinquency Advances or Servicing Advances out of its own funds,

(i) any such Delinquency Advances or Servicing Advances shall be allocated by the successor servicer in whole or in part to specific Mortgage Loans which are delinquent at the time of the transfer of servicing, which allocation shall be based on loan-level accounts of the portion of each Delinquency Advance or Servicing Advance which has been funded by the Servicer from its own funds consistently maintained by the former Servicer, or, if no such accounts exist, then in the successor servicer’s discretion;

(ii) following the transfer of servicing, the successor servicer shall reimburse the former Servicer for such Delinquency Advances and Servicing Advances in accordance with the allocations determined in accordance with clause (i) above only out of the proceeds of the Mortgage Loans to which they relate and otherwise subject to Section 5.03, or, to the extent the successor servicer determines any such Delinquency Advance or Servicing Advance to be a Nonrecoverable Advance, out of any funds in the Collection Account.

(h) In connection with the termination or resignation of the Servicer hereunder, the successor Servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing the MERS System to be revised to reflect the transfer of servicing to the successor Servicer as necessary under MERS’ rules and regulations.

Section 8.03. Waiver of Defaults. The Majority Noteholders may, on behalf of all Noteholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII; provided, however, that the Majority Noteholders may not waive a default in making a required payment on a Note without the consent of the Holder of such Note. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Indenture Trustee to the Rating Agencies.

ARTICLE IX

TERMINATION

Section 9.01. Termination. (a) Subject to Section 8.02, this Agreement shall terminate upon notice to the Indenture Trustee of either: (i) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Indenture Trustee or (ii) mutual consent of the Owner Trustee, on behalf of the Issuing Entity, at the direction of all the Noteholders, the Indenture Trustee, the Servicer, the Swap Provider (if the Swap Agreement is still outstanding) and all Noteholders in writing.

(a) In addition, subject to Section 8.02, the Sponsor may, at its sole option, cost and expense, terminate the Issuing Entity in accordance with the terms of Section 10.01 of the Indenture.

(b) If on any date, the Servicer determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Estate other than funds in the Payment Account, the Servicer shall send a final payment notice promptly to the Indenture Trustee, who shall forward notice to each Noteholder in accordance with Section 8.01(d).

(c) Notice of any termination, specifying the Payment Date upon which the Issuing Entity will terminate and the Noteholders shall surrender their Notes to the Indenture Trustee for final payment and cancellation, shall be given promptly by the Servicer to the Indenture Trustee, who shall forward the notice by letter to Noteholders mailed during the month of such final payment before the Servicer Remittance Date in such month, specifying (i) the Payment Date upon which final payment of the Notes will be made upon presentation and surrender of Notes at the office of the Indenture Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office of the Indenture Trustee therein specified.

(d) In the event that all of the Noteholders do not surrender their Notes for cancellation within six (6) months after the time specified in the above-mentioned written notice, the Indenture Trustee shall give a second written notice to the remaining Noteholders to surrender their Notes for cancellation and receive the final payment with respect thereto. If within six (6) months after the second notice, all of the Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Noteholders concerning surrender of their Notes and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine (9) months after the second notice all the Notes shall not have been surrendered for cancellation, the Noteholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Indenture Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Noteholders shall look only to the Noteholders for payment. Such funds shall remain uninvested.

Section 9.02. Additional Termination Requirements. By their acceptance of the Notes, the Holders thereof hereby agree to appoint the Servicer as their attorney in fact to: (i) adopt a plan of complete liquidation (and the Noteholders hereby appoint the Indenture Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

Section 9.03. Accounting Upon Termination of Servicer. Upon termination of the Servicer, the Servicer shall, at its expense:

(a) deliver to the successor servicer or, if none shall yet have been appointed, to the Indenture Trustee, the funds in any Account administered by the Servicer;

(b) deliver to the successor servicer or, if none shall yet have been appointed, to the Indenture Trustee all Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

(c) deliver to the successor servicer, or, if none shall yet have been appointed, to the Indenture Trustee a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

(d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to the successor servicer and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.

Section 9.04. [Reserved.]

ARTICLE X

[RESERVED]

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01. Limitation on Liability. (a) None of the Issuing Entity, the Owner Trustee, the Depositor, the Sponsor, the Servicer, the Indenture Trustee or any of the directors, officers, employees or agents of such Persons shall be under any liability to the Issuing Entity, the Noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Issuing Entity, the Owner Trustee, the Depositor, the Sponsor, the Servicer, the Indenture Trustee or any such Person against liability for any breach of warranties or representations made herein by such party, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed upon such party by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of failure to perform its obligations or duties hereunder. The Issuing Entity, the Owner Trustee, the Depositor, the Sponsor, the Servicer, the Indenture Trustee and any director, officer, employee or agent of such Person may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

(a) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by                     , not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by                      but is made and intended for the purpose for binding only the Issuing Entity, (iii) nothing herein contained shall be construed as creating any liability on                     , individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no

circumstances shall                      be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Agreement or any other related documents.

Section 11.02. Acts of Noteholders. (a) Subject to Section 7.04 and except as otherwise specifically provided herein, whenever Noteholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders if the Majority Noteholders agree to take such action or give such consent or approval.

(a) The death or incapacity of any Noteholder shall not operate to terminate this Agreement or the Issuing Entity, nor entitle such Noteholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Issuing Entity, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b) No Noteholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Issuing Entity, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Notes, be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any Noteholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

Section 11.03. Amendment. (a) This Agreement may be amended from time to time by the Owner Trustee, on behalf of the Issuing Entity, the Servicer, the Depositor, Sponsor and the Indenture Trustee by written agreement, without notice to or consent of the Noteholders and without the consent of the Swap Provider to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any Noteholder or the Swap Provider and will not prevent the Notes from being characterized as debt for United States federal income tax purposes or cause the Issuing Entity to be subject to federal income tax, as evidenced by (i) an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Indenture Trustee to such effect or (ii) a letter from each Rating Agency confirming that such action will not result in the reduction, qualification or withdrawal of the then-current ratings on the Notes. The Indenture Trustee shall give prompt written notice to the Rating Agencies of any amendment made pursuant to this Section 11.03.

(a) This Agreement may be amended from time to time by the Owner Trustee, on behalf of the Issuing Entity, the Servicer, the Depositor, the Sponsor and the Indenture Trustee, with the consent of the Noteholders representing more than 50% of the outstanding Principal Balance of the Notes of each affected Class and all of the Noteholders and with the consent of the Swap Provider (if the Swap Agreement is still outstanding and affected); provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be paid on any Class of Notes without the consent of the Holders of such Class of Notes or reduce the percentage for the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of such Class of Notes affected thereby.

(b) It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

(c) In executing, or accepting the additional trusts created by, any supplemental indenture permitted by Article IX of the Indenture or the modifications thereby of the trusts created by the Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 6.01 of the Indenture) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties or immunities under the Indenture or otherwise. The Servicer, on behalf of the Issuing Entity, shall cause executed copies of any supplemental indentures to be delivered to the Rating Agencies.

Section 11.04. Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Noteholders’ expense on direction and at the expense of Majority Noteholders requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders or is necessary for the administration or servicing of the Mortgage Loans.

Section 11.05. Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

Section 11.06. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Servicer, NovaStar Mortgage Inc., 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114, Attention: Matt Kaltenrieder; (ii) in the case of the Issuing Entity, NovaStar Mortgage Funding Trust 200_-_, c/o the Owner Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration; (iii) in the case of the Indenture Trustee,                     , Attn:                     ; (iv) in the case of the Sponsor, NovaStar Mortgage Inc., 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114, Attention: Matt Kaltenrieder; (v) in the case of the Underwriter,                      (vi) in the case of [Rating Agencies]; (vii) in the case of [            Attention: ]; (viii) in the case of the Depositor, NovaStar Mortgage Funding Trust, 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114, Attention: Matt Kaltenrieder; (x) [in the case of the Swap Provider,                     ] and (xi) in the case of the Noteholders, as set forth in the Note Register. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Noteholders shall be effective upon mailing or personal delivery.

Section 11.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

Section 11.08. No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Noteholders.

Section 11.09. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

Section 11.10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Issuing Entity, the Servicer, the Depositor, the Sponsor, the Indenture Trustee and the Noteholders and their respective successors and permitted assigns.

Section 11.11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

Section 11.12. No Petition. The Servicer, by entering into this Agreement hereby covenants and agrees, and the Noteholders, by the acceptance of their Notes are deemed to covenant and agree, that they will not at any time institute against the Issuing Entity, or join in any institution against the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.

This Section 11.12 will survive for one year and one day following the termination of this Agreement.

Section 11.13. Third Party Beneficiary. The parties agree that each of the Owner Trustee and the Swap Provider (if the Swap Agreement is still outstanding) is intended and shall have all rights of a third-party beneficiary of this Agreement.

Section 11.14. Intent of the Parties. It is the intent of the parties hereto and Noteholders that, for federal income taxes, state and local income or franchise taxes and other taxes imposed on or measured by income, the Notes be treated as debt. The parties to this Agreement and the Holder of each Note, by acceptance of its Note, and each Beneficial Owner thereof, agree to treat, and to take no action inconsistent with the treatment of, the related Notes in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Section 11.15. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

(a) THE ISSUING ENTITY, THE SERVICER, THE DEPOSITOR, THE SPONSOR, THE INDENTURE TRUSTEE HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 11.06 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE ISSUING ENTITY, THE DEPOSITOR, THE SPONSOR, THE SERVICER AND THE INDENTURE TRUSTEE EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 11.15 SHALL AFFECT THE RIGHT OF THE ISSUING ENTITY, THE DEPOSITOR, THE SPONSOR, THE SERVICER OR THE INDENTURE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY OF THEIR RIGHTS TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

(b) THE ISSUING ENTITY, THE DEPOSITOR, THE SPONSOR, THE SERVICER, THE INDENTURE TRUSTEE AND THE SWAP PROVIDER EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Servicer, the Issuing Entity, the Indenture Trustee, the Depositor and the Sponsor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOVASTAR MORTGAGE INC., as Sponsor and Servicer

By:
Name:	Matt Kaltenrieder
Title:	Vice President

NOVASTAR MORTGAGE FUNDING TRUST 200 - ,

By:
, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement

By:
Name:
Title:

NOVASTAR MORTGAGE FUNDING CORPORATION, as Depositor

By:
Name:	Matt Kaltenrieder
Title:	Vice President

__________________________________________________________,
as Indenture Trustee

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Sale and Servicing Agreement]

SCHEDULE I

MORTGAGE LOAN SCHEDULE

A-1

APPENDIX I

DEFINED TERMS

EXHIBIT A

CONTENTS OF THE MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items (copies to the extent the originals have been delivered to the Indenture Trustee for the benefit of the Noteholders, pursuant to Section 2.05 of the Sale and Servicing Agreement), all of which shall be available for inspection by the Noteholders, to the extent required by applicable laws:

1. the original Mortgage Note, endorsed without recourse in blank from the last endorsee thereof, including all intervening endorsements showing a complete chain of endorsement;

2. the related original Mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office and if the Mortgage Loan is registered on the MERS System, such Mortgage or an assignment of the Mortgage shall reflect MERS as the mortgagee of record and shall include the MIN for such Mortgage Loan;

3. each intervening mortgage assignment, with evidence of recording indicated thereon or if the original is not available, a copy thereof certified by the applicable recording office, if any, showing a complete chain of assignment from the last assignee thereof of the related Mortgage Loan to the Sponsor (or to MERS, if the Mortgage Loan is registered on the MERS System), and noting the presence of a MIN (if the Mortgage Loan is registered on the MERS System) (which assignment may, at the Sponsor’s option, be combined with the assignment referred to in subpart (4) hereof, in which case it must be in recordable form, but need not have been previously recorded);

4. Unless the Mortgage Loan is recorded on the MERS System, a mortgage assignment in recordable form (which, if acceptable for recording in the relevant jurisdiction as evidenced by an Opinion of Counsel addressed to the Indenture Trustee, may be included in a blanket assignment or assignments) of each Mortgage from the Sponsor to the Indenture Trustee;

5. originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed (if any); and

6. an original title insurance policy or title opinion (or (A) a copy of the title insurance policy or title opinion, or (B) the related binder, commitment or preliminary report, or copy thereof in which case the Sponsor hereby certifies that the original Mortgage has been delivered to the title insurance company that issued such binder, commitment or preliminary report).

In instances where the original recorded Mortgage or any intervening mortgage assignment or a completed assignment of the Mortgage in recordable form cannot be delivered by the Sponsor to the Indenture Trustee prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording, the Sponsor may:

(a) with respect to item (3) above, in lieu of delivering such original recorded Mortgage or intervening mortgage assignment, deliver to the Indenture Trustee, a copy thereof; provided, that the Sponsor certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or the related binder, commitment or preliminary report; and

(b) in lieu of delivering the completed assignment in recordable form, deliver to the Indenture Trustee, the assignment in recordable form, otherwise complete except for recording information.

A-1

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

INDENTURE TRUSTEE’S ACKNOWLEDGEMENT OF RECEIPT

                        , 20

[Lead Underwriter]	NovaStar Mortgage Inc.
8140 Ward Parkway, Suite 300
Kansas City, Missouri 64114

NovaStar Mortgage Funding Corporation
8140 Ward Parkway, Suite 300
Kansas City, Missouri 64114

Re:

Sale and Servicing Agreement, dated as of                         , 20

among NovaStar Mortgage Inc., as Sponsor and Servicer,

NovaStar Mortgage Funding Corporation, as depositor,

NovaStar Mortgage Funding Trust 200  -  , and

            , as Indenture Trustee

Ladies and Gentlemen:

In accordance with Section 2.06(b)(i) of the above-captioned Sale and Servicing Agreement, the undersigned, as Indenture Trustee, hereby acknowledges receipt by it in good faith without notice of adverse claims, subject to the provisions of Sections 2.04 and 2.05 of the Sale and Servicing Agreement (as such provisions relate to the Mortgage Loan), of, with respect to each Mortgage Loan, a Mortgage File containing the original Mortgage Note, except with respect to the list of exceptions attached hereto, and based on its examination and only as to the foregoing, the information set forth in items (i), (ii) (with respect to property address only, excluding zip code), (iii) and (vi) of the definition of the “Mortgage Loan Schedule” accurately reflects information set forth in the Mortgage Note, and declares that it holds and will hold such documents and the other documents delivered to it constituting the Indenture Trustee’s Mortgage Files, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Estate” that are delivered to it for the exclusive use and benefit of all present and future Noteholders.

The Indenture Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (i) the validity, legality, recordability, sufficiency, perfection, priority, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

The Mortgage Loan Schedule is attached to this Receipt.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in Appendix I to the Indenture, dated as of             , 20    , by and between NovaStar Mortgage Funding Trust 200  -   and the Indenture Trustee.

__________________________________________________________,
as Indenture Trustee

By:
Name:
Title:

EXHIBIT D

INITIAL CERTIFICATION OF INDENTURE TRUSTEE

                        , 2005

[Lead Underwriter]	NovaStar Mortgage Inc.
8140 Ward Parkway, Suite 300
Kansas City, Missouri 64114

NovaStar Mortgage Funding Corporation
8140 Ward Parkway, Suite 300
Kansas City, Missouri 64114

Re:

Sale and Servicing Agreement, dated as of                         , 20

among NovaStar Mortgage Inc., as Sponsor and Servicer,

NovaStar Mortgage Funding Corporation, as depositor,

NovaStar Mortgage Funding Trust 200  -  , and

            , as Indenture Trustee

Ladies and Gentlemen:

In accordance with the provisions of Section 2.06(b)(ii) of the above-referenced Sale and Servicing Agreement, the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 2.05(a) of the Sale and Servicing Agreement and has determined that, except as noted on the attachment hereto, (i) all documents required to be delivered to it pursuant to Section 2.05(a)(i)-(iv) and (vi) of the above-referenced Sale and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections do not constitute physical alteration if they reasonably appear to have been initialed by the Mortgagor) and relates to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule as to the information in clauses (i), (ii) (with respect to property address only, excluding zip code), (iii) and (vi) of the definition of “Mortgage Loan Schedule” respecting such Mortgage Loan accurately reflects the information set forth in Indenture Trustee’s Mortgage File. The Indenture Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (x) the validity, legality, recordability, sufficiency, perfection, priority, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (y) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

D-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

__________________________________________________________,
as Indenture Trustee

By:
Name:
Title:

D-2

EXHIBIT E

FINAL CERTIFICATION OF INDENTURE TRUSTEE

                        , 20

[Lead Underwriter]	NovaStar Mortgage Inc.
8140 Ward Parkway, Suite 300
Kansas City, Missouri 64114

NovaStar Mortgage Funding Corporation
8140 Ward Parkway, Suite 300
Kansas City, Missouri 64114

Re:

Sale and Servicing Agreement, dated as of                         , 20

among NovaStar Mortgage Inc., as Sponsor and Servicer,

NovaStar Mortgage Funding Corporation, as depositor,

NovaStar Mortgage Funding Trust 200  -  , and

            , as Indenture Trustee

Ladies and Gentlemen:

In accordance with the provisions of Section 2.06(b)(iii) of the above-referenced Sale and Servicing Agreement, the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 2.05(a) of the Sale and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to Section 2.05(a)(i)-(iv) and (vi) of the above referenced Sale and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections do not constitute physical alteration if they reasonably appear to have been initialed by the Mortgagor) and relates to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i), (ii) (with respect to property address only, excluding zip code), (iii) and (vi) of the definition of the Mortgage Loan Schedule respecting such Mortgage Loan that can be determined from the face of such documents accurately reflects the information set forth in the Indenture Trustee’s Mortgage File. The Indenture Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (x) the validity, legality, recordability, sufficiency, perfection, priority, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (y) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

E-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

__________________________________________________________,
as Indenture Trustee

By:
Name:
Title:

E-2

EXHIBIT F

REQUEST FOR RELEASE OF DOCUMENTS

To: [Indenture Trustee]

Re:

Sale and Servicing Agreement, dated as of                         , 20

among NovaStar Mortgage Inc., as Sponsor and Servicer,

NovaStar Mortgage Funding Corporation, as depositor,

NovaStar Mortgage Funding Trust 200  -  , and

            , as Indenture Trustee (“Custodian/Indenture Trustee”)

In connection with the administration of the Mortgage Loans held by you as Indenture Trustee for the Issuing Entity pursuant to the above-captioned Sale and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Indenture Trustee’s Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

1.	Mortgage Paid in Full

2.	Foreclosure

3.	Substitution

4.	Other Liquidation (Repurchases, etc.)

5.	Nonliquidation Reason:	Reason:

Address to which Indenture Trustee should

Deliver the Mortgage File:

By:
(authorized signer)
Issuing Entity:

Address:

Date:

EXHIBIT G

NOVASTAR MORTGAGE INC.

OFFICER’S CERTIFICATE

I,                             , certify that:

1.	I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of NovaStar Mortgage Funding Trust 200 - ;

2.	Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.	Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement is included in these reports;

4.	Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

5.	The reports disclose all significant deficiencies relating to the servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:                     .

Date:

Name:
Title:

EXHIBIT [  ]

FORM 10-D, FORM 8-K AND FORM 10-K REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 5.11 of the Sale and Servicing Agreement.

Under Item 1 of Form 10-D: a) items marked “8.06 statement” are required to be included in the periodic reports prepared by the Indenture Trustee under Section 8.06 of the Indenture, provided by the Indenture Trustee based on information received from the Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 8.06 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. All such information and any other Items of Form 8-K and Form 10-K set forth in this exhibit shall be sent to the Indenture Trustee and the Depositor.

Form	Item	Description	Servicer	Indenture Trustee	Owner Trustee	Depositor	Sponsor

10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.

	1	Distribution and Pool Performance Information

Item 1121(a) – Distribution and Pool Performance Information

		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.		X (8.06 Statement)

		(2) Cash flows received and the sources thereof for distributions, fees and expenses.		X (8.06 Statement)

		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:		X (8.06 Statement)

		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.		X (8.06 Statement)

Form	Item	Description	Servicer	Indenture Trustee	Owner Trustee	Depositor	Sponsor

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.

X (8.06 Statement)

		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.		X (8.06 Statement)

		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.		X (8.06 Statement)

		(4) Beginning and ending principal balances of the asset-backed securities.		X (8.06 Statement)

		(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.		X (8.06 Statement)

		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.		X (8.06 Statement)

Form	Item	Description	Servicer	Indenture Trustee	Owner Trustee	Depositor	Sponsor
		(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.		X (8.06 Statement)

		(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.		X (8.06 Statement)		Updated pool composition information fields to be as specified by Depositor from time to time

		(9) Delinquency and loss information for the period.		X (8.06 Statement)

		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X

		(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.		X (8.06 Statement)

		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X			X	X

Form	Item	Description	Servicer	Indenture Trustee	Owner Trustee	Depositor	Sponsor
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X			X	X

		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.		X (8.06 Statement)

		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,				X	X

		Information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.	X			X

		Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.				X	X

Form	Item	Description	Servicer	Indenture Trustee	Owner Trustee	Depositor	Sponsor

		Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).				X

	2	Legal Proceedings

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Noteholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor					X

		Depositor				X

		Owner Trustee			X

		Issuing entity				X

		Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X

		Indenture Trustee		X

		Custodian		X

Form	Item	Description	Servicer	Indenture Trustee	Owner Trustee	Depositor	Sponsor

	3	Sales of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

X

	4	Defaults Upon Senior Securities

		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)		X		X	X

	5	Submission of Matters to a Vote of Noteholders

		Information from Item 4 of Part II of Form 10-Q		X

	6	Significant Obligors of Pool Assets

		Item 1112(b) – Significant Obligor Financial Information*				X

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Form	Item	Description	Servicer	Indenture Trustee	Owner Trustee	Depositor	Sponsor
	7	Significant Enhancement Provider Information

Item 1114(b)(2) – Credit Enhancement Provider Financial Information*

		Determining applicable disclosure threshold					X

		Requesting required financial information or effecting incorporation by reference					X

Item 1115(b) – Derivative Counterparty Financial Information*

		Determining current maximum probable exposure					X

		Determining current significance percentage					X

		Requesting required financial information or effecting incorporation by reference					X

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

	8	Other Information

		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.

	9	Exhibits

		Distribution Report		X

		Exhibits required by Item 601 of Regulation S-K, such as material agreements			X

Form	Item	Description	Servicer	Indenture Trustee	Owner Trustee	Depositor	Sponsor
8-K	Must be filed within four business days of an event reportable on Form 8-K.

	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry
into or amendment of any definitive
agreement that is material to the
securitization, even if depositor is not a
party.

Examples: servicing agreement,
custodial agreement.

Note: disclosure not required as to
definitive agreements that are fully
disclosed in the prospectus

			X	X	X	X	X

	1.02	Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

			X	X	X	X	X

Form	Item	Description	Servicer	Indenture Trustee	Owner Trustee	Depositor	Sponsor
	1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, Indenture Trustee, Sponsor or Servicer, with respect to any of the following:

Sponsor, Depositor, Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Indenture Trustee, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, custodian

			X	X		X	X

	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 8.06 statement

X

	3.03	Material Modification to Rights of Noteholders

		Disclosure is required of any material modification to documents defining the rights of Noteholders, including the Sale and Servicing Agreement		X		X	X

Form	Item	Description	Servicer	Indenture Trustee	Owner Trustee	Depositor	Sponsor
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

		Disclosure is required of any amendment “to the governing documents of the issuing entity”			X	X

	5.06	Change in Shell Company Status

		[Not applicable to ABS issuers]				X

	6.01	ABS Informational and Computational Material

		[Not included in reports to be filed under Section 3.19]				X

	6.02	Change of Servicer or Trustee

		Requires disclosure of any removal, replacement, substitution or addition of any servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, or trustee.	X	X		X

		Reg AB disclosure about any new servicer is also required.	X

		Reg AB disclosure about any new trustee is also required.		X	X

	6.03	Change in Credit Enhancement or Other External Support

		Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.		X		X	X

Form	Item	Description	Servicer	Indenture Trustee	Owner Trustee	Depositor	Sponsor
		Reg AB disclosure about any new enhancement provider is also required.		X		X

	6.04	Failure to Make a Required Distribution		X

	6.05	Securities Act Updating Disclosure

		If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.				X

		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.				X

	7.01	7.01 Regulation FD Disclosure	X	X	X	X	X

	8.01	Other Events

		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to Noteholders.				X	X

	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.

10-K	Must be filed within 90 days of the fiscal year end for the registrant.

	9B	Other Information

		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K Item as indicated above.

	15	Exhibits and Financial Statement Schedules

		Item 1112(b) – Significant Obligor Financial Information				X

Form	Item	Description	Servicer	Indenture Trustee	Owner Trustee	Depositor	Sponsor
Item 1114(b)(2) – Credit Enhancement Provider Financial Information

		Determining applicable disclosure threshold					X

		Requesting required financial information or effecting incorporation by reference					X

Item 1115(b) – Derivative Counterparty Financial Information

		Determining current maximum probable exposure					X

		Determining current significance percentage					X

		Requesting required financial information or effecting incorporation by reference					X

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Noteholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor					X

		Depositor				X

		Owner Trustee			X

		Issuing entity				X

		Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X

		Indenture Trustee		X

		Custodian		X

Form	Item	Description	Servicer	Indenture Trustee	Owner Trustee	Depositor	Sponsor
Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Noteholders:

		Sponsor					X

		Depositor				X

		Owner Trustee			X

		Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X

		Indenture Trustee		X

		Custodian		X

		Credit Enhancer/Support Provider				X

		Significant Obligor				X

		Item 1122 – Assessment of Compliance with Servicing Criteria	X	X

		Item 1123 – Servicer Compliance Statement	X